UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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ROLLINS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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ROLLINS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

2170 Piedmont Road, N.E., Atlanta, Georgia 30324

TO THE HOLDERS OF THE COMMON STOCK:

PLEASE TAKE NOTICE that the 2021 Annual Meeting of Stockholders of ROLLINS, INC., a Delaware corporation (the “Company”), will be held at the Company’s corporate office located at 2170 Piedmont Road, N.E., Atlanta, Georgia, on Tuesday, April 27, 2021, at 12:30 P.M for the following purposes, as more fully described in the proxy statement accompanying this notice:

1.	To elect three Class II nominees identified in the attached Proxy Statement to the Board of Directors;
2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and
3.	To amend the Restated Certificate of Incorporation of the Company to increase the total number of authorized shares of capital stock from 550,500,000 shares to 800,500,000 shares, such that authorized shares of common stock would be increased from 550,000,000 to 800,000,000 and authorized shares of preferred stock would remain 500,000; and
4.	To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment of the meeting.

The Proxy Statement dated March 15, 2021 is attached.

The Board of Directors has fixed the close of business on March 1, 2021 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

As permitted by the U.S. Securities and Exchange Commission rules, the Company is making the proxy materials relating to the Annual Meeting, including this Proxy Statement and the Company’s 2020 Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “Annual Report”), available to our stockholders electronically via the internet. On or about March 15, 2021, we mailed to our stockholders an Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 27, 2021 (the “Notice”) containing instructions on how to access this Proxy Statement and our Annual Report and vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. The Notice instructs you on how to access and review all important information contained in the Proxy Statement and Annual Report. The Notice also instructs you on how you may submit your proxy over the internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of the Stockholders to be held on April 27, 2021: The Proxy Statement and Annual Report are available at http://www.viewproxy.com/ROL/2021.

We encourage you to take advantage of the availability of the proxy materials on the internet in order to help lower the costs of delivery and reduce the Company’s environmental impact.

BY ORDER OF THE BOARD OF DIRECTORS

Elizabeth B. Chandler
Secretary

Atlanta, Georgia
March 15, 2021

Whether or not you expect to attend the annual meeting, please sign, date and return the enclosed proxy card promptly. Alternatively, you may give a proxy by telephone or over the internet by following the instructions on your proxy card or Notice. If you decide to attend the meeting, you may, if you wish, revoke the proxy and vote your shares in person.

PROXY STATEMENT

We are furnishing the proxy materials to stockholders on or about March 15, 2021. The Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 27, 2021, Proxy Statement and the Annual Report are available at http://www.viewproxy.com/ROL/2021.

The following information concerning the proxy and the matters to be acted upon at the Annual Meeting of Stockholders to be held on April 27, 2021 is submitted by the Company to the stockholders in connection with the solicitation of proxies on behalf of the Company’s Board of Directors.

Three-for-two stock split – All shares, per share and market price data herein have been adjusted for the three-for-two stock split to stockholders of record on November 10, 2020, paid on December 10, 2020.

SOLICITATION OF AND POWER TO REVOKE PROXY

A form of proxy is enclosed. Each proxy submitted will be voted as directed, but if not otherwise specified, proxies solicited by the Board of Directors of the Company will be voted in favor of the candidates for the election to the Board of Directors, in favor of ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2021 and in favor of the proposal to amend the Restated Certificate of Incorporation of the Company to increase the number of authorized shares of capital stock to 800,500,000 shares.

A stockholder executing and delivering a proxy has power to revoke the same and the authority thereby given at any time prior to the exercise of such authority, if they so elect, by contacting either proxy holder, by timely submitting a later dated proxy changing their vote, or by attending the meeting and voting in person. However, a beneficial stockholder who holds their shares in street name must secure a proxy from their broker before they can attend the meeting and vote. All costs of solicitation have been, and will be, borne by the Company.

Householding and Delivery of Notice or Proxy Materials

The Company has adopted the process called “householding” for any notice or proxy materials in order to reduce printing costs and postage fees. Householding means that stockholders who share the same last name and address will receive only one copy of the notice or proxy materials, unless we receive contrary instructions from any stockholder at that address.

If you prefer to receive multiple copies of the proxy material at the same address, additional copies will be provided to you promptly upon written or oral request. If you are a stockholder of record, you may contact us by writing to the Company at 2170 Piedmont Rd., N.E., Atlanta, GA 30324 or by calling 404-888-2000. Eligible stockholders of record receiving multiple copies of the proxy materials can request householding by contacting the Company in the same manner.

CAPITAL STOCK

The outstanding capital stock of the Company on March 1, 2021 consisted of 492,129,323 shares of Common Stock, par value $1.00 per share. Holders of Common Stock are entitled to one vote (noncumulative) for each share of such stock registered in their respective names at the close of business on March 1, 2021, the record date for determining stockholders entitled to notice of and to vote at the meeting or any adjournment thereof.

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A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Abstentions will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. In accordance with the General Corporation Law of the state of Delaware, the election of the nominees named herein as Directors will require the affirmative vote of a plurality of the votes cast by the shares of Company Common Stock entitled to vote in the election provided that a quorum is present at the Annual Meeting. In the case of a plurality vote requirement (as in the election of directors), where no particular percentage vote is required, the outcome is solely a matter of comparing the number of votes cast for each nominee, with those nominees receiving the most votes being elected, and hence only votes for director nominees (and not abstentions or broker non-votes) are relevant to the outcome. In this case, the nominees receiving the most votes will be elected. The affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the meeting is required to approve the ratification of the appointment of the Company’s independent registered public accounting firm for fiscal year 2021 and the affirmative vote of a majority of the outstanding shares is required to approve the proposal to amend the Certificate of Incorporation of the Company to increase the number of authorized shares of capital stock to 800,500,000 shares. Abstentions will have the effect of a vote against the proposals for the ratification of the appointment of the Company’s independent registered public accounting firm and the proposal to amend the Certificate of Incorporation of the Company to increase the number of authorized shares of capital stock to 800,500,000 shares. Broker non-votes will have no effect on the proposal for the ratification of the appointment of the Company’s independent registered public accounting firm and will be disregarded, but will have the effect of a vote against the proposal to amend the Certificate of Incorporation of the Company to increase the number of authorized shares of capital stock to 800,500,000 shares. There are no rights of appraisal or similar dissenter’s rights with respect to any matter to be acted upon pursuant to this Proxy Statement. It is expected that shares held of record by officers and directors of the Company, which in the aggregate represent approximately 54 percent of the outstanding shares of Common Stock, will be voted for the nominees, for the ratification of the appointment of the Company’s independent registered public accounting firm, and for the proposal to amend the Certificate of Incorporation of the Company to increase the number of authorized shares of capital stock to 800,500,000 shares.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The names of the current executives named in the Summary Compensation Table and the name and address of each stockholder (or “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), who owned beneficially over five percent (5%) of the shares of Common Stock of the Company on March 1, 2021, together with the number of shares owned by each such person and the percentage of outstanding shares that ownership represents, and information as to Common Stock ownership of the executive officers and directors of the Company as a group (according to information received by the Company) are set out below:

Name and Address of Beneficial Owner	Amount Beneficially Owned(1)		Percent of Outstanding Shares
Gary W. Rollins Chairman and Chief Executive Officer 2170 Piedmont Road, N.E. Atlanta, Georgia	253,317,426	(2)	51.5
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	27,047,805	(3)	5.5
John F. Wilson Vice Chairman and Assistant to the Chairman 2170 Piedmont Road, N.E. Atlanta, Georgia	810,514	(4)	0.2
Paul E. Northen Senior Vice President Chief Financial Officer and Treasurer 2170 Piedmont Road, N.E. Atlanta, Georgia	176,127	(5)	**
Jerry E. Gahlhoff Jr. President and Chief Operating Officer 2170 Piedmont Road, N.E. Atlanta, Georgia	146,908	(6)	**
Elizabeth B. Chandler Vice President, General Counsel and Corporate Secretary 2170 Piedmont Road, N.E. Atlanta, Georgia	94,334	(7)	**

All Directors and Executive Officers as a group (12 persons)	266,084,950	(8)	54.1
(1)	Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.
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(2)	Includes 8,689,113* shares of the Company Common Stock held in a charitable trust of which he is a co-trustee and as to which he shares voting and investment power. Also includes 24,759* shares of Company Common Stock held by his wife. Also includes the following shares of Company Common Stock: (a) 221,631,786 shares held by LOR, Inc., a Georgia corporation (Mr. Gary W. Rollins is an officer and director of LOR, Inc., and has a 50% voting interest in it); (b) 744,963 shares held by RFT Investment Company, LLC, Georgia limited liability company (LOR, Inc. is the manager of RFT Investment Company, LLC); (c) 77,223 shares held by LOR Investment Company, LLC, a Georgia limited liability company (LOR Investment Company, LLC is member managed, and LOR, Inc. holds a majority of all voting interests in LOR Investment Company, LLC); (d) 9,231,599 shares held by Rollins Holding Company, Inc., a Georgia corporation (Mr. Gary W. Rollins is an officer and director of Rollins Holding Company, Inc., and has a 50% voting interest in it); (e) 3,945,035 shares held by RCTLOR, LLC, a Georgia limited liability company (LOR, Inc. is the managing member of RCTLOR, LLC); (f) 2,235,811 shares held by RFA Management Company, LLC, a Georgia limited liability company, the manager of which is LOR, Inc.; (g) 178,072 shares held by 1997 RRR Grandchildren’s Partnership, a Georgia general partnership, the partners of which are multiple trusts benefiting the grandchildren and more remote descendants of his late brother, Mr. R. Randall Rollins (Mr. Gary W. Rollins is a trustee of each such trust); and (h) 959,462 shares held by seven trusts (the “Rollins Family Trusts”) for the benefit of the children and/or more remote descendants of his late brother, Mr. R. Randall Rollins. Does not include 730,032 shares currently held by the Estate of R. Randall Rollins, which shares are expected to be transferred within sixty days to the R. Randall Rollins 2012 Trust (the trustee of each of the Rollins Family Trusts and the R. Randall Rollins 2012 Trust is a corporation over which Mr. Gary W. Rollins has the ability to assert control within sixty days). Also includes 481,800 shares of restricted stock awards for Company Common Stock, 114,413 shares of Company Common Stock in the Company’s employee stock purchase plan, and 20,450 shares of Company Common Stock held in the Rollins 401(k) Savings Plan. Mr. Gary W. Rollins is part of a control group holding company securities, as disclosed on a Schedule 13D on file with the U.S. Securities and Exchange Commission.
(3)	Based upon information received by the Company, an aggregate of 27,047,805 shares of Company Common Stock are beneficially owned by The Vanguard Group – 23-1945930 and entities controlled directly or indirectly by The Vanguard Group – 23-1945930. The Vanguard Group – 23-1945930 has shared power to vote or direct to vote 400,398 shares, sole power to dispose of or to direct the disposition of 26,038,531 shares, and shared power to dispose or to direct the disposition of 1,009,274 shares.
(4)	Includes 243,480 shares of restricted stock awards for Company Common Stock and 33,986 shares of Company Common Stock in the Company’s employee stock purchase plan.
(5)	Includes 120,615 shares of restricted stock awards for Company Common Stock and 4,646 shares of Company Common Stock held in the Rollins 401(k) Savings Plan.
(6)	Includes 84,950 shares of restricted stock awards for Company Common Stock, 2 shares of Company Common Stock in the Company’s employee stock purchase plan, and 1,266 shares of Company Common Stock held in the Rollins 401(k) Savings Plan.
(7)	Includes 68,280 shares of restricted stock awards for Company Common Stock.
(8)	Shares held in trusts as to which more than one director are co-trustees or entities in which there is common stock ownership have been included only once.
*	Mr. Gary W. Rollins disclaims any beneficial interest in these holdings.
**	Less than 0.1% of the outstanding shares.
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Stock Ownership Requirements

The Company has adopted stock ownership guidelines for the named executive officers identified in the previous table and for key executives designated by the Compensation Committee. The current guidelines as determined by the Compensation Committee include:

1.	Chairman of the Board of Directors and CEO – Ownership equal to 5 times base salary
2.	Rollins, Inc. President – Ownership equal to 4 times base salary
3.	Other Rollins Officers and Orkin, LLC President – Ownership equal to 3 times base salary
4.	Division and Brand Presidents – Ownership equal to 2 times base salary
5.	Other covered executives – Ownership equal to 1 times base salary

The covered executives have a period of four years in which to satisfy the guidelines, from the date of appointment to a qualifying position. Shares counted toward this requirement will be based on shares beneficially owned by such executive (as beneficial ownership is defined by the SEC’s rules and regulations) including shares owned outright by the executive, shares held in the Rollins 401(k) Savings Plan, shares held in the Rollins employee stock purchase and dividend reinvestment plan, shares obtained through stock option exercise and held, restricted stock awards whether or not vested and shares held in trust in the employee’s name. Once achieved, ownership of the guideline amount must be maintained for as long as the individual is subject to the Executive Stock Ownership Guidelines and the executive is required to retain a minimum of 25% of any future equity awards.

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PROPOSAL 1:

ELECTION OF DIRECTORS

Mr. R. Randall Rollins, who served as Chairman of the Board since 1991 until his passing on August 17, 2020, was also a Class I director.  In addition, former directors Messrs. Bill J. Dismuke and James B. Williams retired from the Board in 2020.  On August 25, 2020, Mr. Gary W. Rollins was appointed as Chairman of the Board to succeed Mr. R. Randall Rollins.  Also, on August 25, 2020, Mr. Harry J. Cynkus was appointed as a Class II director. On October 27, 2020, the Board appointed Mr. Jerry W. Nix as a Class I director to fill the seat vacated upon the death of Mr. R. Randall Rollins, and he will stand for election in 2023 when the Class I directors are up for re-election. Additionally, on December 11, 2020, the Board of Directors appointed Ms. Susan R. Bell and Mr. Patrick J. Gunning as directors effective January 1, 2021. Ms. Bell will stand for election by the stockholders in 2022 as a Class III director, and Mr. Gunning will stand for election by the stockholders in 2023 as a Class I director. Ms. Bell filled the board vacancy arising from the retirement of Bill J. Dismuke, and Mr. Gunning filled the board vacancy arising from the retirement of Mr. James B. Williams.

At the Annual Meeting, Messrs. Gary W. Rollins and Harry J. Cynkus and Ms. Pamela R. Rollins will be nominated to serve as Class II Directors. The nominees for election at the 2021 Annual Meeting are now directors of the Company. The directors in Class II will serve for a term of three years. The director nominees will serve in their respective class until their successors are elected and qualified. Six other individuals serve as directors but are not standing for re-election because their terms as directors extend past this Annual Meeting pursuant to provisions of the Company’s by-laws, which provide for the election of directors for staggered terms, with each director serving a three-year term. Unless authority is withheld, the proxy holders will vote for the election of each nominee named below as a director. Although management does not contemplate the possibility, in the event any nominee is not a candidate or is unable to serve as director at the time of the election, unless authority is withheld, the proxies will be voted for any nominee who shall be designated by the present Board of Directors and recommended by the Nominating and Corporate Governance Committee to fill such vacancy.

Director Qualifications

As described in more detail below, we believe that each of our directors is well suited to serve on our Board for a variety of individual reasons and because collectively they bring a wealth of experience from diverse backgrounds that have combined to provide us with an excellent mix of experiences and viewpoints. The information below has the name and age of each of our directors and each of the nominees with his or her principal occupation, together with the number of shares of Common Stock beneficially owned, directly or indirectly, by each and the percentage of outstanding shares that ownership represents, all as of the close of business on March 1, 2021 (according to information received by the Company), other board memberships and the period during which he or she has served us as a director.

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Name	Principal Occupation(1)	Service as Director	Age	Shares of Common Stock(2)		Percent of Outstanding Shares
Names of Director Nominees
Class II (Term Expires 2021, New Term Expires 2024)
Gary W. Rollins(3)	Chairman and Chief Executive Officer	1981 to date	76	253,317,426		51.5

Pamela R. Rollins(4)	Board Member for Young Harris College, National Monuments Foundation and the O. Wayne Rollins Foundation. Former Board Member of The Lovett School and an Emeritus Board Member of the Schenck School.	2015 to date	64	6,067,947	(5)	1.2

Harry J. Cynkus	Retired CFO of Rollins, Inc.; Trustee and Head of Audit Committee of the Utica College board of Trustees.	August 2020 to date	71	50,376		*

Names of Directors Whose Terms Have Not Expired
Class III (Term Expires 2022)
Thomas J. Lawley, M.D.	Former Dean of the Emory University School of Medicine from 1996 to 2013	2006 to date	74	10,125		*

Susan Bell	Retired partner of Ernst & Young, LLP. Director at National Center for Civil & Human Rights.	January 1, 2021 to date	58	150		*

John F. Wilson	Vice Chairman and Assistant to the Chairman	2013 to date	63	810,514		0.2
Class I (Term Expires 2023)
Henry B. Tippie	Lead Director of the Company; Chairman of the Board and Chief Executive Officer of Tippie Services, Inc. (management services); and Chairman of the Board of Dover Motorsports, Inc. (operator of motorsports tracks).	1960 to 1970; 1974 to date	94	5,069,326	(6)	1.0

Jerry W. Nix	Retired Vice Chairman, Executive Vice President and Chief Financial Officer of Genuine Parts Co. Lead Director of RPC, Inc. and Marine Products Corporation, Inc.	August 26, 2020 to date	75	—		*

Patrick J. Gunning	Chief Financial Officer of the Robert W. Woodruff Arts Center, Inc; Retired partner of Ernst & Young, LLP.	January 1, 2021 to date	61	—		*
(1)	Except as noted, each of the directors has held the positions of responsibility set out in this column (but not necessarily his or her present title) and in their respective biographies below for more than five years. All persons named, with the exception of Henry B. Tippie, Thomas J. Lawley, M.D. and John F. Wilson, in the above table, are directors of RPC, Inc. and Marine Products Corporation.
(2)	Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.
(3)	See information contained in footnote (2) to the table appearing in the Stock Ownership of Certain Beneficial Owners and Management section.
(4)	Pamela R. Rollins is the niece of Gary W. Rollins.
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(5)	Includes 5,488,638 shares of Company Common Stock held by charitable trusts of which she is co-trustee. Also includes 94,053 shares held by the 2002 Pamela R. Rollins Trust, as to which she currently has the power to designate the members of the Investment Committee of the trustee. Excludes 724,942 shares of Company Common Stock held indirectly through a family limited partnership of which Ms. Rollins is a general partner. Also excludes 730,032 shares held by the Estate of R. Randall Rollins, as to which Ms. Rollins is a co-executor.
(6)	Includes 1,703 shares held in a wholly owned corporation and 5,123** shares held by his wife.
*	Less than 1% of outstanding shares.
**	Mr. Henry B. Tippie disclaims any beneficial interest in these holdings.

The following information is furnished as of March 1, 2021 for each of our directors and each of the nominees:

Key Attributes, Experience and Skills of Directors and Director Nominees

Gary W. Rollins, 76, was elected a Director of Rollins, Inc. in 1981. Mr. Rollins has extensive knowledge of the Company’s business and industry serving over 53 years at the Company. He serves as Chairman of the Company and continues to serve as Chief Executive Officer. He previously served as the Vice Chairman of the Company. Mr. Rollins serves as the Non-Executive Chairman of Marine Products Corporation and RPC, Inc. He previously served as a Director of Marine Products Corporation since 2001 and a Director of RPC, Inc. since 1984. Mr. Rollins previously served as a Director of Genuine Parts Company.

Henry B. Tippie, 94, was elected a Director of Rollins, Inc. in 1974. He had previously been a director from 1960 until 1970. Mr. Tippie brings extensive financial and management experience to our Board of Directors serving as not only Controller but also Chief Financial Officer from 1953 until November 1970. Mr. Tippie has over 70 years of experience, including being involved with publicly owned companies during the past 60 years in various positions including founder, CFO, CEO, President, Vice Chairman and Chairman of the Board. He is currently Chairman of the Board for Dover Motorsports, Inc.

Harry J. Cynkus, 70, was appointed a Director of Rollins, Inc. in August 2020. Mr. Cynkus is the former Senior Vice President, Chief Financial Officer and Treasurer of Rollins, Inc., holding various positions from 1998 to 2015. After beginning his career with Arthur Andersen & Co., he held financial positions with several companies including Tyco International, ARAMARK Services, Brach & Brock Confections and Mayer Electric Supply Co., Inc. Mr. Cynkus currently serves on the Board of Directors of RPC, Inc. and Marine Products Corporation. He also serves as Trustee and Head of the Audit Committee of the Utica College Board of Trustees.

Jerry W. Nix, 75, was appointed a Director of Rollins, Inc. in August 2020. Mr. Nix is the former Vice Chairman, Executive Vice President and Chief Financial Officer of Genuine Parts Company. Prior to retiring in March 2013, he served as Chief Financial Officer for over 13 years and served in various other capacities with Genuine Parts Company before that time, including Senior Vice President, Finance. Currently, he serves on the Board of Directors of RPC, Inc., and Marine Products Corporation and on various civic and non-profit boards. Mr. Nix brings extensive financial and operational experience to our Board or Directors.

Thomas J. Lawley, M.D., 74, was elected a Director of Rollins, Inc. in 2006. Dr. Lawley brings extensive medical and management experience in the healthcare industry to the Board of Directors. He served as Dean of Emory University School of Medicine from 1996 to 2013. He has served on many boards and committees; including the National Institutes of Health study sections, the National Institute of Allergy and Infectious Diseases Council, the Grady Health System, and the Association of American Medical Colleges. Dr. Lawley has been president of the Emory Medical Care Foundation, Emory’s physician practice plan at Grady Hospital, and was on the board of the Emory Children’s Center. He also has served on the boards of directors of the Emory Clinic and Emory Healthcare. Dr. Lawley is currently a professor of Dermatology at Emory University. Dr. Lawley also serves on the Board of Trustees for the Woodruff Foundation, the Ichauway Foundation and the Woodruff Fund, Inc.

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John F. Wilson, 63, was elected a Director of Rollins, Inc. in 2013. He serves as Vice Chairman of the Company. He previously served as President and Chief Operating Officer of the Company and served as President of Orkin, LLC. and as a Vice President of the Company. Mr. Wilson joined the Company in 1996 and has held various positions of increasing responsibility, including sales inspector, branch manager, Central Commercial region manager, Atlantic Division vice president, and president of the Southeast Division.

Pamela R. Rollins, 64, was elected a Director of Rollins, Inc. in 2015. She holds a B.A. Degree from Stephens College with a major in Family Community Studies. Ms. Rollins is a Trustee of Young Harris College and The O. Wayne Rollins Foundation, a Trustee Emeritus of The Schenck School, a board member of The National Monuments Foundation and a former board member of The Lovett School. Ms. Rollins has served as a Director of RPC, Inc. since 2019 and Marine Products Corporation since 2017.

Susan R. Bell, 58, was appointed a Director of Rollins, Inc. in December 2020, effective January 1, 2021. Ms. Bell retired as partner from Ernst & Young LLP (EY) in 2020 after a 36-year career in public accounting. At EY, she served as both an audit and advisory partner, led the Southeast Risk Advisory practice and served as Atlanta Office Managing Partner. Prior to EY, she was an audit partner at Arthur Andersen LLP. Ms. Bell serves on the Board of Directors of RPC, Inc., and Marine Products Corporation and on the boards of the non-profit, National Center for Civil & Human Rights and IWF Georgia, an international women’s’ forum. Ms. Bell brings extensive risk oversight, financial and strategic experience to our Board of Directors.

Patrick J. Gunning, 61, was appointed a Director of Rollins, Inc. in December 2020, effective January 1, 2021. He recently retired as a partner from Ernst & Young LLP after a 39-year career in public accounting. Mr. Gunning held multiple leadership roles at Ernst & Young LLP including Southeast Region Leader of the Financial Accounting Advisory Services practice, Southeast Area Industry Leader of the Retail and Consumer Products practice, and lead audit partner. He previously served as partner and Assurance Division Leader with Arthur Andersen LLP through 2002, including serving as lead audit partner. Mr. Gunning currently serves on the Board of Directors of RPC, Inc., and Marine Products Corporation and as the Chief Financial Officer at Woodruff Arts Center, a non-profit organization. Mr. Gunning brings extensive financial and strategic experience to our Board of Directors.

Our Board of Directors recommends a vote FOR the Class II director nominees above.

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PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. During fiscal 2020, Grant Thornton LLP served as the Company’s independent registered public accounting firm. Representatives of Grant Thornton LLP are expected to attend the annual meeting and will have the opportunity to respond to appropriate questions and, if they desire, to make a statement.

Although the Company is not required to seek ratification of this appointment, the Audit Committee and the Board of Directors believes it is appropriate to do so. If stockholders do not ratify the appointment of Grant Thornton LLP, the current appointment will stand, but the Audit Committee will consider the stockholder action in determining whether to retain Grant Thornton LLP as the Company’s independent registered public accounting firm for future fiscal years.

Our Board of Directors recommends a vote FOR the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year.

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PROPOSAL 3:

PROPOSAL TO APPROVE AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK

The stockholders will be asked to vote on the approval of an amendment (“Amendment”) to the Company’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) whereby the authorized capital stock of the Company would be increased from 550,500,000 shares to 800,500,000 shares. Authorized shares of Common Stock would be increased from 550,000,000 to 800,000,000 and authorized shares of preferred stock would remain 500,000. There are currently no shares of preferred stock outstanding. The Amendment pertains only to the first paragraph of Article Fourth of the Certificate of Incorporation of the Company. As amended, such paragraph would be as follows:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is eight hundred million five hundred thousand (800,500,000), consisting of eight hundred million (800,000,000) shares of Common Stock, par value one dollar ($1.00) per share (the “Common Stock”), and five hundred thousand (500,000) shares of Preferred Stock, no par value per share (the “Preferred Stock”).”

As of March 1, 2021, there were 492,129,323 shares of Common Stock outstanding and 57,870,677 shares of Common Stock available for issuance. The Company has 6,570,009 shares of Common Stock reserved for issuance under stock incentive plans.

The Board of Directors has unanimously approved the Amendment and believes the Amendment is necessary in order to meet the Company’s business needs and to take advantage of potential future corporate opportunities. At present, there are no plans to issue any authorized shares, other than those reserved under the Company’s stock incentive plans. When the Company does issue authorized shares, unless required by New York Stock Exchange rules and regulations or Delaware law, the Company will not need stockholder approval. Under the Company’s Certificate of Incorporation, holders of capital stock are not entitled to preemptive rights.

It is expected that members of the Board of Directors and executive officers, and their affiliates, who own of record approximately 54 percent of the voting securities of the Company, will vote “FOR” approval of the Amendment. Since the affirmative vote of a majority of the outstanding Common Stock is required in order to approve the Amendment, the vote “FOR” approval of the Amendment by the stockholders who are members of the Board of Directors or executive officers would assure such approval.

Our Board of Directors recommends a vote “FOR” approval of the Amendment.

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CORPORATE GOVERNANCE AND BOARD OF DIRECTORS’ COMMITTEES AND MEETINGS

Board Meetings

The Board of Directors met ten times during the year ended December 31, 2020. No director attended fewer than 75 percent of the Board meetings held during such director’s term of service and meetings of the committees on which he served during 2020. Mr. R. Randall Rollins, served as Chairman of the Board of Directors until his passing on August 17, 2020. In addition, the Company has, from time to time, formed a special committee for the purpose of evaluating and approving certain transactions in which other directors of the Company have an interest. During 2020, the Company had no such committee. Board members are encouraged to attend the Company’s Annual Stockholder Meetings and all of the Board members attended last year’s meeting.

The Board of Directors has an Audit Committee, Compensation Committee, Diversity Committee, Executive Committee and a Nominating and Corporate Governance Committee.

Below is a summary of our current committee structure and membership information.

Nominating
& Corporate
	Audit	Compensation	Diversity	Executive	Governance
Board of Directors	Committee	Committee	Committee	Committee	Committee
Gary W. Rollins (1)				Chair
Henry B. Tippie (2)	Chair	Chair	Chair	Member	Chair
Harry J. Cynkus (2)
Patrick J. Gunning (2)	Member
Susan R. Bell (2)	Member
Thomas J. Lawley, M.D.		Member	Member		Member
John F. Wilson (3)
Jerry W. Nix
Pamela R. Rollins
(1)	Chairman of the Board of Directors and Chief Executive Officer
(2)	Financial Expert
(3)	Vice Chairman

Audit Committee

The Audit Committee of the Board of Directors of the Company consists of Messrs. Henry B. Tippie (Chairman) and Patrick J. Gunning and Ms. Susan Bell, all of whom are independent as discussed below. Messrs. Bill J. Dismuke and James B. Williams served on the Audit Committee until their retirement on October 27, 2020 and December 31, 2020, respectively. Mr. Harry Cynkus served on the Audit Committee from August 25, 2020 until stepping down January 5, 2021. The Audit Committee held seven meetings during the fiscal year ended December 31, 2020, including a meeting to review the Company’s Form 10-K for the fiscal year ended December 31, 2019. The Board of Directors has determined that all of the members of the Audit Committee are independent as that term is defined by the rules of the U.S. Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”). The Board of Directors has also determined that all of the Audit Committee members are “Audit Committee Financial Experts” as defined in the SEC rules. The Audit Committee meets with the Company’s independent registered public accounting firm, Director of Internal Audit, and Chief Financial Officer to, among other things, review the scope and results of audits and recommendations made with respect to internal accounting controls, specific accounting, and financial reporting issues. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the Company for, outside legal, accounting, or other advisors, as it deems necessary to carry out its duties. The Audit Committee charter is available on the Company’s website at www.rollins.com, under the “Investor Relations – Corporate Governance” section.

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Compensation Committee

The Compensation Committee of the Board of Directors of the Company consists of Mr. Henry B. Tippie (Chairman) and Dr. Thomas J. Lawley each of whom is independent. Mr. James B. Williams served on the Compensation Committee until his retirement on December 31, 2020. The Compensation Committee held five meetings during the fiscal year ended December 31, 2020. The function of the Compensation Committee is to set the base salary and cash-based incentive compensation of all of the executive officers of the Company. The Compensation Committee also administers the Rollins, Inc. Employee Stock Incentive Plan. The Compensation Committee does not have a formal charter, and is not required to have one under the “controlled company” exemption under the NYSE rules, as described in the section titled “Director Independence and NYSE Requirements” below.

Diversity Committee

The Diversity Committee of the Board of Directors of the Company consists of Mr. Henry B. Tippie (Chairman) and Dr. Thomas J. Lawley, each of whom is independent. Mr. James B. Williams served on the Diversity Committee until his retirement on December 31, 2020. The Diversity Committee held one meeting during the fiscal year ended December 31, 2020. The function of the Diversity Committee is to monitor compliance with applicable non-discrimination laws.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors of the Company consists of Mr. Henry B. Tippie (Chairman) and Dr. Thomas J. Lawley, each of whom is independent. Mr. James B. Williams served on the Nominating and Corporate Governance Committee until his retirement on December 31, 2020. The Committee was formed in 2002 pursuant to a resolution passed by the Board of Directors for the following purposes:

•	to recommend to our Board of Directors nominees for director and to consider any nominations properly made by a stockholder;
•	upon request of our Board of Directors, to review and report to the Board with regard to matters of corporate governance; including reviewing any related party transactions; and
•	to make recommendations to our Board of Directors regarding the agenda for our annual stockholders’ meetings and with respect to appropriate action to be taken in response to any stockholder proposals.

The Nominating and Corporate Governance Committee held four meetings during the fiscal year ended December 31, 2020. We are not required by law or by New York Stock Exchange rules to have a nominating committee since we are a controlled corporation as described below under the heading “Director Independence and NYSE Requirements.” We established the Nominating and Corporate Governance Committee to promote responsible corporate governance practices and we currently intend to maintain the committee going forward.

Director Nominations

Under Delaware law, there are no statutory criteria or qualifications for directors. The Board has prescribed no criteria or qualifications at this time. The Nominating and Corporate Governance Committee does not have a charter or a formal policy with regard to the consideration of director candidates. As such, there is no formal policy relative to diversity, although as noted below, it is one of many factors that the Nominating and Corporate Governance Committee has the discretion to factor into its decision-making. This discretion would extend to how the Committee might define diversity in a particular instance – whether in terms of background, viewpoint, experience, education, race, gender, national origin or other considerations. However, our Nominating and Corporate Governance Committee acts under the guidance of the corporate governance guidelines approved by the Board of Directors on January 27, 2004, as amended January 25, 2005, and posted on the Company’s website at www.rollins.com under the “Investor Relations – Corporate Governance” section. The Board believes that it should preserve maximum flexibility in order to select directors with sound judgment and other desirable qualities. According to the Company’s corporate governance guidelines, the Board of Directors will be responsible for selecting nominees for election to the Board of Directors. The Board delegates the screening process involved to the Nominating and Corporate Governance Committee. This Committee is responsible for determining the appropriate skills and characteristics required of Board members in the context of the then current make-up of the Board. This determination takes into account all factors, which the Committee considers appropriate, such as independence, experience, strength of character, mature judgment, technical skills, diversity, age, and the extent to which the individual would fill a present need on the Board. The Company’s by-laws provide that any stockholder entitled to vote for the election of directors may make nominations for the election of directors. Nominations must comply with an advance notice procedure which generally requires, with respect to nominations of directors for election at an annual meeting, that written notice be addressed to: Secretary, Rollins Inc., 2170 Piedmont Road, N.E., Atlanta, Georgia 30324, and received not less than ninety nor more than 130 days prior to the anniversary of the prior year's annual meeting and set forth, among other requirements set forth in detail in the Company’s by-laws, the name, age, business address and, if known, residence address of the nominee proposed in the notice, the principal occupation or employment of the nominee for the past five years, the nominee’s qualifications, the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and any other information relating to the person that would be required to be disclosed in a proxy statement or other filings. Other requirements related to the notice are contained in the Company’s by-laws, and stockholders are advised to carefully review those requirements to ensure that nominations comply with the by-laws. The Committee will consider nominations from stockholders who satisfy these requirements.

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The Committee is responsible for screening the nominees that are selected by the Board of Directors for nomination to the Board and for service on committees of the Board. The Company has not received a recommendation for a director nominee from a stockholder. All of the nominees for directors being voted upon at the Annual Meeting to be held on April 27, 2021 are directors standing for re-election.

Board Leadership

From July 2001 to August 2020, the Company had separate persons serving as its Chairman of the Board and Chief Executive Officer. Following the passing of R. Randall Rollins in August 2020, the Board decided to combine the two roles by electing Gary W. Rollins to Chairman of the Board and Chief Executive Officer. John F. Wilson, who previously served as President and Chief Operating Officer, was elected Vice Chairman and Assistant to the Chairman, and Jerry E. Gahlhoff Jr. was elected to replace Mr. Wilson as President and Chief Operating Officer. We believe this represents the appropriate structure for the Company at this time; the Chairman of the Board and Chief Executive Officer provides general oversight and strategic planning for the Company with the assistance of the Vice Chairman, while the President and Chief Operating Officer focuses on optimizing operational efficiencies.

Risk Oversight by Board

Our Board’s oversight of risk has not been delegated to any Board committee. “Risk” is an extremely broad concept that extends to multiple functional areas and crosses multiple disciplines. As such, risk may be addressed, from time to time, by the full Board or by one or more of our Committees. Senior management is responsible for identifying and managing material risks that we face while insurable risks and litigation risks are handled primarily by the risk management department. Senior management provides the Board with a summary of insurance coverages annually and updates as deemed necessary. Liquidity risk, credit risk and risks associated with our credit facilities and cash management are handled primarily by our finance department, which regularly provides a financial report to both the Audit Committee and to the full Board. Operational, business, regulatory and political risks are handled primarily by senior executive management, which regularly provides various operational reports to, among others, the Audit Committee, the Executive Committee and the full Board.

Director Independence and NYSE Requirements

Controlled Company Exemption. We have elected to be treated as a “controlled company” as defined by New York Stock Exchange Section 303A.00. This Section provides that a controlled company need not comply with the requirements of Sections 303A.01, 303A.04 and 303A.05 of the New York Stock Exchange Listed Company Manual. Section 303A.01 requires that listed companies have a majority of independent directors. As a controlled company, this Section does not apply to us. Sections 303A.04 and 303A. 05 require that listed companies have a nominating and corporate governance committee and a compensation committee, in each case composed entirely of independent directors, and that each of these committees must have a charter that addresses both the committee’s purpose and responsibilities and the need for an annual performance evaluation by the committee. While we have a nominating and corporate governance committee and a compensation committee, we are not required to and do not comply with all of the provisions of Sections 303A.04 and 303A.05. We are a “controlled company” because a group that includes the Company’s Chairman and Chief Executive Officer, Gary W. Rollins, and certain companies under his control, possess in excess of fifty percent of our voting power. This means that he has the ability to determine the outcome of the election of directors at our annual meetings and to determine the outcome of many significant corporate transactions, many of which only require the approval of a majority of our voting power. Such a concentration of voting power could also have the effect of delaying or preventing a third party from acquiring us at a premium.

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The Company’s Audit Committee is composed of three “independent” directors as defined by the Company’s Corporate Governance Guidelines, the New York Stock Exchange rules, the Exchange Act and SEC rules and regulations promulgated thereunder, and the Company’s Audit Committee Charter. The Compensation, Diversity and Nominating and Corporate Governance Committees are also entirely composed of “independent” directors. The Board of Directors has also concluded that all of the members of the Audit Committee, as well as Harry J. Cynkus, Jerry W. Nix and Thomas J. Lawley, M.D. are “independent directors” under the Company’s Corporate Governance Guidelines and the New York Stock Exchange listing standards.

Independence Guidelines. Under New York Stock Exchange listing standards, to be considered independent, a director must be determined to have no material relationship with the Company other than as a director. The New York Stock Exchange standards set forth a nonexclusive list of relationships, which are conclusively deemed material.

The Company’s Independence Guidelines (Appendix A to the Company’s Corporate Governance Guidelines) are posted on the Company’s website at www.rollins.com under the “Investor Relations – Corporate Governance” section and include categorical standards for determining independence in specified situations.

Audit Committee Charter. Under the Company’s Audit Committee Charter, in accordance with New York Stock Exchange listing requirements and the Exchange Act, all members of the Audit Committee must be independent of management and the Company. A member of the Audit Committee is considered independent as long as he or she (i) does not accept any consulting, advisory, or compensatory fee from the Company, other than as a director or committee member; (ii) is not an affiliated person of the Company or its subsidiaries; and (iii) otherwise meets the independence requirements of the New York Stock Exchange and the Company’s Corporate Governance Guidelines.

Nonmaterial Relationships. After reviewing all of the relationships between the members of the Audit Committee, as well as Harry J. Cynkus, Jerry W. Nix and Thomas J. Lawley, M.D., on the one hand, and the Company, on the other hand, the Board of Directors determined that all of the relationships fell within the categorical standards for independence set forth in the Independence Guidelines except as follows:

1.	Mr. Tippie was employed by the Company from 1953 to 1970 and held several offices with the Company during that time, including as Executive Vice President – Finance, Secretary, Treasurer and Chief Financial Officer.
2.	Mr. Tippie is Chairman of the Board of Directors of Dover Motorsports, Inc. and R. Randall Rollins was also a director until his passing in August 2020.
3.	Mr. Tippie is a co-trustee of The O. Wayne Rollins Foundation and of the Rollins Children’s Trust. O. Wayne Rollins was the father of R. Randall Rollins and Gary W. Rollins. The beneficiaries of the Rollins Children’s Trust are the grandchildren and more remote descendants of O. Wayne Rollins.
4.	Mr. Cynkus was employed by the Company from 1998 to 2015 and held several positions during that time, including as Senior Vice President, Chief Financial Officer and Treasurer. From 2015 thru 2019, Mr. Cynkus provided consulting services related to the termination of the Rollins, Inc. pension plan and evaluating companies for acquisition.
5.	Ms. Bell and Mr. Gunning retired from Ernst & Young, LLP (EY) as Partners in 2020. EY provided various consulting services to the Company during 2020 relating to income tax matters.
6.	Each of Mr. Harry J. Cynkus, Mr. Jerry W. Nix, Ms. Susan R. Bell, Mr. Patrick J. Gunning and Ms. Pamela R. Rollins also serve on the Boards of RPC, Inc. and Marine Products Corporation. Mr. Gary W. Rollins is the Non-Executive Chairman of RPC, Inc. and Marine Products Corporation, and has voting control over these companies. These companies are held by a control group of which Gary W. Rollins is a part.
7.	Thomas J. Lawley, M.D. was the Dean of the Emory University School of Medicine from 1996 to 2013. Various charitable contributions have been made by the O. Wayne Rollins Foundation and the Company to Emory University in the past, including charitable contributions made by the Foundation to the Emory University School of Medicine and to the Emory University School of Public Health. Gary Rollins is Director Emeritus of Emory University.

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As required by the Independence Guidelines, the Board of Directors unanimously concluded that the above listed relationships would not affect the independent judgment of the independent directors, based on their experience, character and independent means, and therefore do not preclude an independence determination. All members of the Audit Committee are also independent under the heightened standards required for Audit Committee members.

The Company’s non-management directors meet at regularly scheduled executive sessions without management. In accordance with the NYSE corporate governance listing standards, Mr. Henry B. Tippie was elected by the Board of Directors as the Lead Director and presides during these executive sessions.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines to formalize and promote better understanding of our policies and procedures. At least annually, the Board reviews these guidelines. A copy of our current Corporate Governance Guidelines may be found at our website (www.rollins.com) under the heading “Investor Relations – Corporate Governance.” As required by the rules of the New York Stock Exchange, our Corporate Governance Guidelines require that our non-management directors meet in at least two regularly scheduled sessions per year without management.

At the Company’s website (www.rollins.com), under the heading “Investor Relations – Corporate Governance,” you may access a copy of our Corporate Governance Guidelines, our Audit Committee Charter, our Code of Business Conduct, our Code of Business Conduct and Ethics for Directors and Executive Officers and Related Party Transactions Policy, and our Independence Guidelines.

Code of Business Conduct

The Company has adopted a Code of Business Conduct applicable to all directors, officers and employees generally, as well as a supplemental Code of Business Conduct and Ethics for Directors and Executive Officers and Related Party Transactions policy applicable to the directors and the principal executive officer, principal financial officer, principal accounting officer or controller or person performing similar functions for the Company. Both codes are available on the Company’s website at www.rollins.com under the “Investor Relations – Corporate Governance” section.

Director Communications

The Company also has a process for interested parties, including stockholders, to send communications to the Board of Directors, Lead Director, any of the Board committees or the non-management directors as a group. Such communications should be addressed as follows:

Mr. Henry B. Tippie
c/o Internal Audit Department
Rollins, Inc.
2170 Piedmont Road, N.E.
Atlanta, Georgia 30324

The above instructions for communications with the directors are also posted on our website at www.rollins.com under the “Investor Relations – Corporate Governance” section. All communications received from interested parties are forwarded to the Board of Directors. Any communication addressed solely to the Lead Director or the non-management directors will be forwarded directly to the appropriate addressee(s).

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Neither of the directors named on page 7 who serve on the Company’s Compensation Committee are currently employees of the Company. Mr. Tippie was employed by the Company from 1953 to 1970 and held several offices with the Company during that time, including as Executive Vice President – Finance, Secretary, Treasurer and Chief Financial Officer.

DIRECTOR COMPENSATION

The following table sets forth the compensation paid to our directors for services rendered as a director for the year ended December 31, 2020. Two of our directors, Messrs. Gary W. Rollins and John F. Wilson are our employees. The compensation for Messrs. Gary W. Rollins and John F. Wilson are set forth in the Summary Compensation Table under Executive Compensation. Messrs. James B. Williams, who retired December 31, 2020, Thomas J. Lawley, M.D., Jerry Nix, Patrick J. Gunning and Ms. Susan R. Bell have never been employed by the Company or paid a salary or bonus by the Company, have never been granted any options or other stock-based awards, and do not participate in any Company sponsored retirement plans. Mr. Henry B. Tippie has not been employed by the Company or paid a salary or bonus by the Company, has not been granted any options or other stock- based awards, and has not participated in any Company sponsored retirement plans since his employment with the Company ceased in 1970. Mr. Bill J. Dismuke, who retired from the Board on October 27, 2020, has not been employed by the Company or paid a salary or bonus by the Company, has not been granted any options or other stock-based awards, and has not participated in any Company sponsored retirement plans since his employment with the Company ceased in 1984. Ms. Pamela R. Rollins has not been employed by the Company or paid a salary or bonus by the Company, has not been granted any options or other stock-based awards, and has not participated in any Company sponsored retirement plans since her employment with the Company ceased in 2008. Mr. Harry J. Cynkus has not been employed by the Company or paid a salary or bonus by the Company, has not been granted any options or other stock-based awards since his employment with the Company ceased in 2015.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)
Henry B. Tippie	194,000	—	—	194,000
Harry J. Cynkus	57,500	—	—	57,500
James B. Williams	110,000	—	—	110,000
Bill J. Dismuke	97,500	—	—	97,500
Thomas J. Lawley, M.D.	111,500	—	—	111,500
Pamela R. Rollins	110,000	—	—	110,000
Jerry Nix	30,000	—	—	30,000
Susan R. Bell(1)	2,500	—	—	2,500
Patrick J. Gunning(1)	2,500	—	—	2,500

Directors that are our employees do not receive any additional compensation for services rendered as a director.

(1)	These payments represent prepayments of meeting fees for non-management directors for the first meeting of the Board of Directors in 2021.

Under the previous compensation arrangements effective as of January 1, 2020, non-management directors each received an annual retainer fee of $80,000. This retainer fee was increased to $100,000 effective October 1, 2020. In addition, the Chairman of the Audit Committee receives an annual retainer of $20,000, the Chairman of the Compensation Committee receives an annual retainer of $10,000 and the Chairman of each of the Nominating and Corporate Governance Committee and Diversity Committee receives an annual retainer of $6,000. A director that chairs more than one committee receives a retainer with respect to each Committee he chairs. All of the retainers are paid on a quarterly basis. Current per meeting fees for non-management directors are as follows:

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•	For meetings of the Board of Directors, $2,500.
•	For meetings of the Compensation Committee, $2,000.
•	For meetings of the Nominating and Corporate Governance Committee and Diversity Committee, $1,500
•	For meetings of the Audit Committee in person and telephonic, $2,500.
•	In addition, the Chairman of the Audit Committee receives an additional $2,500 for preparing to conduct each quarterly Board meeting.

All non-management directors are also entitled to reimbursement of expenses for all services as a director, including committee participation or special assignments.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the Report of the Audit Committee shall not be incorporated by reference into any such filings.

REPORT OF THE AUDIT COMMITTEE

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The Audit Committee’s responsibility is generally to monitor and oversee these processes, as described in the Audit Committee Charter. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management.

In fulfilling its oversight responsibilities with respect to the year ended December 31, 2020, the Audit Committee:

•	Approved the terms of engagement of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2020;
•	Reviewed with management the interim financial information included in the Forms 10-Q prior to their being filed with the SEC. In addition, the Committee reviewed all earnings releases with management and the Company’s independent registered public accounting firm prior to their release;
•	Reviewed and discussed with the Company’s management and the Company’s independent registered public accounting firm, the audited consolidated financial statements of the Company as of December 31, 2020 and 2019 and for the three years ended December 31, 2020;
•	Discussed with the Company’s independent registered public accounting firm matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and
•	Received from the Company’s independent registered public accounting firm the written disclosures and the letter in accordance with the requirements of the Public Company Accounting Oversight Board regarding the firm’s communications with the Committee concerning independence, and discussed with such firm its independence from the Company.

Based upon the review and discussions referred to previously, the Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company and subsidiaries as of December 31, 2020 and 2019 and for the three years ended December 31, 2020 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Form 10-K”) for filing with the SEC.

In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and (ii) the report of the Company’s independent registered public accounting firm with respect to such financial statements.

Submitted by the Audit Committee of the Board of Directors.
Henry B. Tippie, Chairman
Susan R. Bell
Patrick J. Gunning

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee

During the fiscal year ended December 31, 2020, the members of our Compensation Committee held primary responsibility for determining executive compensation levels. The Committee is composed of two of our non-management directors who do not participate in the Company’s compensation plan, Mr. Henry B. Tippie (Chairman) and Dr. Thomas J. Lawley, each of whom is independent. Mr. James B. Williams served on the Compensation Committee until his retirement on December 31, 2020. The Committee determines the compensation and administers the performance-based cash compensation plan for our executive officers. In addition, the Committee also administers our stock incentive plan for all the employees.

Mr. Henry B. Tippie (Chairman) and Dr. Thomas J. Lawley have extensive and varied experience with various public and private corporations and non- profit organizations as stockholders, as senior executives, and as directors charged with the oversight of management. Mr. Tippie has served on the boards of directors of multiple publicly traded companies and has been involved in setting executive compensation levels at all of these companies. Dr. Lawley has served on the boards of directors of multiple non-profit organizations and has served as a member of the compensation committee of one of the non-profits where he served as a director.

The Compensation Committee has authority to engage attorneys, accountants and consultants, including executive compensation consultants, to solicit input from management concerning compensation matters, and to delegate any of its responsibilities to one or more directors or members of management where it deems such delegation appropriate and permitted under applicable law. The Committee has not used the services of any compensation consultants in determining or recommending the amount or form of executive compensation.

The Compensation Committee believes that determinations relative to executive compensation levels are best left to the discretion of the Committee. In addition to the extensive experience and expertise of the Committee’s members and their familiarity with the Company’s performance and the performance of our executive officers, the Committee is able to draw on the experience of other directors and on various legal and accounting executives employed by the Company, and the Committee has access to the wealth of readily available public information relative to structuring executive compensation programs and setting appropriate compensation levels. The Committee also believes that the structure of our executive compensation programs should not become overly complicated or difficult to understand. The Committee solicits input from Gary W. Rollins, our Chief Executive Officer, with respect to the performance of our executive officers and their compensation levels.

The Role of Stockholder Say-on-Pay Votes

The Company provides its stockholders with the opportunity to cast an advisory vote on executive compensation (a “say-on-pay proposal”) every three years. At the Company’s annual meeting of stockholders held in April 2020, a substantial majority of the votes cast on the say-on-pay proposal were voted in favor of the proposal. The Compensation Committee believes this affirms the stockholders’ support of the Company’s approach to executive compensation. The stockholders voted to hold a say-on-pay advisory vote on executive compensation every three years, and the Board resolved to accept the stockholders’ recommendation. As a result, the advisory vote on executive compensation will be held again at the 2023 Annual Meeting. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the named executive officers.

General Compensation Objectives and Guidelines

The Company is engaged in a highly competitive industry. The success of the Company depends on our ability to attract and retain highly qualified and motivated executives. In order to accomplish this objective, we have endeavored to structure our executive compensation in a fashion that gives our Compensation Committee the flexibility to take into account our operating performance and the individual performance of the executive.

The Compensation Committee endorses the philosophy that executive compensation should reflect Company performance and the contribution of executive officers to that performance. The Company’s compensation policy is designed to achieve three fundamental objectives: (i) attract and retain qualified executives, (ii) motivate performance to achieve Company objectives, and (iii) align the interests of our executives with the long-term interests of the Company’s stockholders.

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The Committee recognizes that there are many intangibles involved in evaluating performance and in motivating performance, and that determining an appropriate compensation level is a highly subjective endeavor. The analysis of the Committee is not based upon a structured formula and the objectives referred to above are not weighted in any formal manner.

Pursuant to our compensation philosophy, the total annual compensation of our executive officers is primarily made up of one or more of three elements. The three elements are salary, annual performance-based incentive compensation and grants of stock-based awards such as restricted stock. In addition, the Company provides retirement compensation plans, group welfare benefits and certain perquisites.

We believe a competitive base salary is important to attract, retain and motivate top executives. We believe annual performance-based incentive compensation is valuable in recognizing and rewarding individual achievement. Finally, we believe equity-based compensation makes executives “think like owners” and, therefore, aligns their interests with those of our stockholders.

Effective November 1, 2006, we adopted formal Stock Ownership Guidelines for our executive officers and note that our executive officers are significant stockholders of the Company, as disclosed elsewhere in this Proxy Statement. The purpose of these Guidelines is to align the interests of executives with the interests of stockholders and further promote our longstanding commitment to sound corporate governance.

The Committee is mindful of the stock ownership of our directors and executive officers but does not believe that it is appropriate to provide a mechanism or formula to take stock ownership (or gains from prior option or stock awards) into account when setting compensation levels. As do many public companies, we have historically provided in our insider trading policies that directors and executive officers may not sell Company securities short and may not sell puts, calls or other derivative securities tied to our Common Stock.

As a result of the Tax Cuts and Jobs Act, starting with compensation payable in 2018, Section 162(m) of the Internal Revenue Code will limit us from deducting compensation, including performance-based compensation, in excess of $1,000,000 paid to our executive officers. The only exception to this rule is for compensation (including performance-based compensation) that is paid pursuant to a binding contract in effect on November 2, 2017, that would otherwise have been deductible under the prior Section 162(m) rules. Going forward, the Compensation Committee will, as before, retain full discretion to award compensation packages that best attract, retain and reward successful executive officers. Therefore, the Compensation Committee anticipates that it will award compensation that is not fully deductible under Section 162(m).

Our executive bonus agreements contain a provision that provides that, among other things, if any bonus amount is paid as a result of misrepresented or inaccurate performance, the Company may require repayment of some or all of the excess bonus paid, subject to applicable laws. This recoupment policy reflects the Company’s high ethical standards and strict compliance with accounting and other regulations applicable to public companies. As all incentives and awards remain within the discretion of the Compensation Committee, the Committee also retains the ability to take any restatements or adjustments into account in subsequent years. In addition, the Sarbanes-Oxley Act requires in the case of accounting restatements that result from material non-compliance with SEC financial reporting requirements, that the Chief Executive Officer and Chief Financial Officer must disgorge bonuses and other incentive-based compensation and profits on stock sales received during the 12 months following publication of the misstated financials, if the non-compliance results from misconduct.

Salary

The salary of each executive officer is determined by the Compensation Committee. In making its determinations, the Committee gives consideration to our operating performance for the prior fiscal year and the individual executive’s performance. The Committee solicits input from our Chief Executive Officer with respect to the performance of our executive officers and their compensation levels. Effective January 1, 2020, the following adjustments were made to the base salaries of our executive officers: Gary W. Rollins, Vice Chairman and Chief Executive Officer: $1,100,000 (no change from 2019); Paul E. Northen, Senior Vice President, Chief Financial Officer and Treasurer: $550,000 ($15,000 increase from 2019); R. Randall Rollins, Chairman of the Board, until his passing August 17, 2020: $1,000,000 (no change from 2019); John F. Wilson, President and Chief Operating Officer: $850,000 ($20,000 increase from 2019); and Elizabeth B. Chandler, Vice President, General Counsel and Corporate Secretary: $400,000 ($20,000 increase from 2019).

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As a result of unforeseen circumstances associated with the COVID-19 pandemic and in an effort to support the Company’s cost cutting efforts, our executive officers offered to temporarily reduce their base salaries and the Compensation Committee ratified the following annual base salary compensation adjustments, effective April 6, 2020: R. Randall Rollins, Chairman of the Board: $650,000 (35% reduction); Gary W. Rollins, Vice Chairman and Chief Executive Officer: $715,000 (35% reduction); John F. Wilson, President and Chief Operating Officer: $552,500 (35% reduction); Paul E. Northen, Senior Vice President, Chief Financial Officer and Treasurer: $412,500 (25% reduction); and Elizabeth B. Chandler, Vice President, General Counsel and Corporate Secretary: $300,000 (25% reduction). On June 1, 2020, the base salaries of each of the Company’s executive officers were restored to the amounts approved in January 2020.

Following our Chairman’s passing, effective October 1, 2020, the Compensation Committee made the following salary adjustments to the base salaries of our executive officers: Gary W. Rollins, now Chairman and Chief Executive Officer: $1,400,000 (increase of $300,000 from January 2020); Paul E. Northen, Senior Vice President, Chief Financial Officer and Treasurer: $650,000 (increase of $100,000 from January 2020); John F. Wilson, now Vice Chairman: $950,000 (increase of $100,000 from January 2020); Jerry E. Gahlhoff Jr., now President and Chief Operating Officer: $525,000 (effective September 2020 at the time of his promotion) and Elizabeth B. Chandler, Vice President, General Counsel and Corporate Secretary: $500,000 (increase of $100,000 from January 2020).

Performance-Based Plan

On January 23, 2018, the Compensation Committee approved the terms of the Company’s Performance Based Incentive Cash Compensation Plan for Executive Officers (the “2018 Cash Incentive Plan”). Under the 2018 Cash Incentive Plan, executive officers have an opportunity to earn bonuses of up to the lesser of 115 percent of their annual salaries, or a maximum dollar amount of $1,150,000 per individual per year, upon achievement of bonus performance goals. Given Mr. Gary W. Rollins’ salary increase in October 2020, his earned bonus exceeded the maximum amount originally set forth in the 2018 Cash Incentive Plan by $20,300, so the Compensation Committee, per its authority to amend the plan at any time and for any reason, waived the maximum amount in approving his 2020 cash incentive bonus amount of $1,170,300.

These goals are pre-established by the Compensation Committee and consist of the Company’s achievement of targeted financial measures of revenue to plan, and pre-tax profit plan achievement and individual key operating initiatives. The bonus performance goals for 2020 were approved by the Compensation Committee for all executive officers. For 2020, these performance goals were measured by obtaining specific levels of the following: revenue to plan, pre-tax profit plan achievement, key operating initiatives, division contribution before overhead, and division profit to plan. The performance goals with respect to division contribution before overhead and division profit to plan are specific to Jerry Gahlhoff only. The Board of Directors appointed Jerry E. Gahlhoff Jr. President and Chief Operating Officer, effective September 1, 2020, which qualified him for bonus under the 2018 Cash Incentive Plan. The Compensation Committee approved salary increases for Mr. Jerry E. Gahlhoff Jr. effective September 1, 2020 and Messrs. Gary W Rollins, John F. Wilson, and Paul E. Northen and Ms. Elizabeth B. Chandler effective October 1, 2020. For fiscal year 2020, the Compensation Committee set a maximum award potential of 115 percent of base salaries for Messrs. Gary W. Rollins, and John F. Wilson. Paul E. Northen had a maximum award potential of 75 percent of his base salary, Jerry E. Gahlhoff Jr. had a maximum award potential of 85 percent of his base salary, and Ms. Elizabeth B. Chandler had a maximum award potential of 65 percent of her base salary. Awards earned in 2020 under the 2018 Cash Incentive Plan were accrued in 2020 and paid in 2021.

For the Company revenue to plan performance goal, Mr. Gary W. Rollins was eligible to earn a bonus between 0 and 40 percent of his annual salary, Mr. John F. Wilson was eligible to earn a bonus between 0 percent and 32.5 percent of his annual salary, Mr. Paul E. Northen was eligible to earn a bonus of between 0 percent and 18 percent of his annual salary and Mr. Jerry E. Gahlhoff Jr. was eligible to earn a prorated bonus of between 0 to 16.7 percent of his annual salary. The minimum achievement of revenue to plan for these persons to be eligible to earn a bonus under this element of the 2018 Cash Incentive Plan for 2020 was 36 percent. This performance goal for the plan in 2020 was an 8.3 percent increase in revenue. Because the actual increase in Company revenue to plan in 2020 was 98.8 percent, this resulted in bonuses of 36 percent of annual base salary for Gary W. Rollins, 29.3 percent of annual base salary for Mr. John F. Wilson, 16 percent of annual base salary for Mr. Paul E. Northen and 15.7 percent of annual base salary for Mr. Jerry E. Gahlhoff Jr. Ms. Elizabeth B. Chandler was not eligible for this bonus component.

For the Company pre-tax profit to plan performance goal, each of Messrs. Gary W. Rollins and John F. Wilson were eligible to earn bonuses of between 0 and 60 percent of their respective annual base salary. Mr. Paul E Northen was eligible to receive a bonus of between 0 and 36 percent of his annual base salary. Ms. Elizabeth B. Chandler was eligible to receive a bonus of between 0 and 30 percent of her annual base salary and Mr. Jerry E. Gahlhoff Jr. was eligible to earn a prorated bonus of between 0 to 46.7 percent of his annual base salary. The minimum growth in the Company’s pre-tax profit for 2020 to the corresponding amount in 2019 to be eligible for a bonus was 90 percent and the Company’s 2020 performance resulted in an actual achievement in pre-tax profit to plan of 106.3 percent. This resulted in bonuses of 63.6 percent of annual base salary for each of Messrs. Gary W. Rollins and John F. Wilson, 38.2 percent of annual base salary for Mr. Paul E. Northen, 31.8 percent of annual base salary for Ms. Elizabeth B. Chandler, and 49.2 of annual base salary for Mr. Jerry E. Gahlhoff Jr.

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Messrs. John F. Wilson, Paul E. Northen and Jerry E. Gahlhoff Jr., and Ms. Elizabeth B. Chandler also participate in an individual Key Operating Initiative. Under this element, the participants may receive a bonus for achievement of the initiatives tied to the Customer Service Index for Mr. John F. Wilson and Mr. Jerry E. Gahlhoff Jr., Trade Receivables for Mr. Paul E. Northen and an individual legal department goal for Ms. Elizabeth B. Chandler. Mr. John F. Wilson was eligible to earn a bonus of between 0 and 7.5 percent of his annual base salary, and Mr. Jerry E. Gahlhoff Jr. was eligible to earn a bonus of between 0 and 10 percent of his annual base salary for improvement in the Customer Service Index; Mr. Paul E. Northen was eligible to earn between 0 and 6 percent of his annual base salary for improvement in Trade Receivables; and Ms. Elizabeth B. Chandler was eligible to earn a bonus of between 0 and 20 percent of her annual base salary for the individual legal department goal. The Company’s performance in 2020 resulted in a bonus of 0.7 percent of annual base salary for each of Messrs. John F. Wilson and Jerry E. Gahlhoff Jr. tied to the Customer Service Index, a bonus of 3 percent of annual base salary for Mr. Paul E. Northen for Trade Receivables and a bonus of 20 percent of annual base salary for Ms. Elizabeth B. Chandler for meeting the individual legal department goal.

The amount of bonuses under each performance component of the Company’s 2018 Cash Incentive Plan is determined based upon straight-line interpolation of the applicable formula for each such component without the use of discretion. In addition to any bonuses earned under the 2018 Cash Incentive Plan, the Compensation Committee has the authority to award discretionary bonuses. No discretionary bonuses were awarded for 2020.

Equity-Based Awards

All share, per share and market price data herein have been adjusted for the three-for-two stock split to stockholders of record on November 10, 2020, paid on December 10, 2020.

At the annual meeting of stockholders held on April 24, 2018, the stockholders approved the terms of the Company’s 2018 Stock Incentive Plan (the “Stock Incentive Plan”). Under the Stock Incentive Plan, the Compensation Committee has the authority to grant directors, officers and other key employees who are responsible for or contribute to the growth and/or profitability of the business of the Company restricted stock and other equity compensation. Pursuant to the terms of the Stock Incentive Plan, the Compensation Committee may grant stock options, stock appreciation rights and any other type of award valued by reference to (or otherwise based on) Shares, including, without limitation, restricted stock, restricted stock units, performance accelerated restricted stock, performance stock and performance units, not to exceed a maximum of 225,000 shares during any fiscal year for any one individual.

Our Stock Incentive Plan allows for a wide variety of stock-based awards such as stock options and restricted stock awards. In recent years, we have awarded time-lapse restricted stock in lieu of granting stock options. The terms and conditions of these awards are described in more detail below.

Awards under the Company’s Stock Incentive Plan are purely discretionary, are not based upon any specific formula and may or may not be granted in any given fiscal year. For the past three years, we have granted time-lapse restricted stock to various employees, including our executive officers, in early January during our regularly scheduled meeting of the Compensation Committee during which the Committee reviews executive compensation. Consistent with this practice, we granted time-lapse restricted stock awards to our executive officers in January 2019, 2020 and 2021 as follows:

Name	2019	2020	2021
Gary W. Rollins	102,750	116,250	120,000
Paul E. Northen	26,550	30,000	30,000
R. Randall Rollins(1)	92,250	105,000	—
John F. Wilson	53,100	60,000	60,000
Elizabeth B. Chandler	12,000	22,500	22,500
Jerry E. Gahlhoff Jr	—	—	35,000

(1)	Mr. R. Randall Rollins’ restricted shares vested upon his passing on August 17, 2020.
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The amount of the aggregate stock-based awards to our executive officers in any given year is influenced by the Company’s overall performance. The amount of each grant to our executive officers is influenced in part by the Committee’s subjective assessment of each individual’s respective contributions to achievement of the Company’s long-term goals and objectives. In evaluating individual performance for these purposes, the Committee considers the overall contributions of executive management as a group and the Committee’s subjective assessment of each individual’s relative contribution to that performance rather than specific aspects of each individual’s performance over a short-term period. It is our expectation to continue yearly grants of restricted stock awards to selected executives although we reserve the right to modify or discontinue this or any of our other compensation practices at any time.

To date, all of our time-lapse restricted stock awards have had the same features. The shares vest one-fifth per year beginning on the second anniversary of the grant date. Time-lapse restricted shares have full voting and dividend rights. However, until the shares vest, they cannot be sold, transferred or pledged. Should the executive leave our employment for any reason prior to the vesting dates (other than due to death or disability), the unvested shares will be forfeited. In the event of a “change in control” as determined by the Board of Directors, all unvested restricted shares shall vest immediately.

Grants are made under our Stock Incentive Plan and the plan is administered pursuant to Rule 16b-3 of the Exchange Act. When considering the grant of stock-based awards, the Committee considers the overall Company performance and the performance of individual employees.

Employment Agreements

There are no agreements or understandings between the Company and any executive officer that guarantee continued employment or guarantee any level of severance or compensation, including incentive or bonus payments.

Retirement Plans

The Company maintains a non-qualified retirement plan (Rollins, Inc. Deferred Compensation Plan) for our executives and highly compensated employees, and a Rollins 401(k) Savings Plan for the benefit of all of our eligible employees. The Rollins, Inc. Deferred Compensation Plan also provides other benefits as described below under “Nonqualified Deferred Compensation” on page 33.

During September 2019, the Company settled its fully-funded pension plan, a defined benefit plan for employees hired prior to January 1, 2002, through a combination of lump sum payments to participants, payments to the Pension Benefit Guaranty Corporation (PBGC), and the purchase of a group annuity contract.

The Company has one remaining pension plan in one of its wholly owned subsidiaries, covering less than 85 participants.

Other Compensation

Other compensation to our executive officers includes group welfare benefits including group medical, dental and vision coverage, and group life insurance. The Company provides certain perquisites to its executive officers, which are described below under “Executive Compensation.” The Company requires that its Chairman and Chief Executive Officer use Company or other private aircraft for air travel whenever practicable for security reasons. Our directors and executive officers are prohibited from trading in options, puts, calls, or other derivative instruments related to Rollins, Inc. equity securities. The Company permits employees, other than executive officers, to engage in transactions designed to hedge or offset market risk.

The following Compensation Committee Report shall not be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

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COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the above Compensation Discussion and Analysis with management.

Based upon this review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Henry B. Tippie, Chairman

Thomas J. Lawley, M.D.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required to furnish the Company with copies of all Section 16(a) forms they file.

Based on our review of the copies of such forms, we believe that during fiscal year ended December 31, 2020, all filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were timely satisfied.

EXECUTIVE COMPENSATION

Shown below is information concerning the annual compensation for the fiscal years ended December 31, 2020, 2019, and 2018 of the following:

•	our Principal Executive Officer and Principal Financial Officer;
•	Mr. R. Randall Rollins, our former Chairman of the Board prior to his passing August 17, 2020; and
•	our three other most highly compensated executive officers as of December 31, 2020 whose total annual salary exceeded $100,000.
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SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Gary W. Rollins	2020	1,152,308	—	2,846,575	1,170,300	10,385	295,627	5,475,194
Chairman and	2019	1,100,000	—	2,630,400	803,000	17,850	229,604	4,780,854
Chief Executive Officer	2018	1,000,000	—	2,777,040	910,000	—	185,035	4,872,075
Paul E. Northen	2020	564,923	—	734,600	328,670	—	32,926	1,661,119
Sr. Vice President,	2019	535,000	—	679,680	205,440	—	28,074	1,448,194
Chief Financial Officer and Treasurer	2018	500,000	—	718,200	243,000	—	34,767	1,495,967
R. Randall Rollins	2020	673,077	—	2,571,100	—	2,296	59,579	3,306,052
Former Chairman of the Board	2019	1,000,000	—	2,361,600	730,000	17,850	86,047	4,195,497
	2018	900,000	—	2,489,760	819,000	—	85,960	4,294,720
John F. Wilson	2020	853,846	—	1,469,200	819,144	20,168	14,933	3,177,291
Vice Chairman and	2019	830,000	—	1,359,360	560,250	424,463	13,749	3,187,822
Assistant to the Chairman	2018	775,000	—	1,436,400	647,125	—	20,534	2,879,059
Jerry E. Gahlhoff Jr.	2020	412,654	—	393,011	269,921	16,539	11,909	1,104,034
President and Chief Operating Officer
Elizabeth B. Chandler	2020	421,000	—	550,950	220,150	—	30,491	1,222,591
Corporate Secretary	2019	380,000	—	307,200	116,280	—	27,685	831,165
	2018	355,000	—	287,280	125,670	—	28,502	796,452

(1)	These amounts represent the aggregate grant date fair value of restricted Common Stock awarded under our Stock Incentive Plan during the fiscal years 2020, 2019 and 2018, respectively, in accordance with FASB ASC Topic 718. Please refer to Note 17 to our consolidated financial statements contained in our 2020 Form 10-K for the period ending December 31, 2020 for a discussion of the assumptions used in these computations. When calculating the amounts shown in this table, we have disregarded all estimates of forfeitures. Our 2020 Form 10-K has been included in our Annual Report and provided to our stockholders.
(2)	Bonuses under the performance-based incentive cash compensation plan are accrued in the fiscal year earned and paid in the following fiscal year.
(3)	Pension values decreased as followed: In 2018, Gary W. Rollins ($2,802), R. Randall Rollins ($2,802), and John F. Wilson ($67,401).
(4)	All other compensation includes the following items for:
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Mr. Gary W. Rollins:

$12,825 of Company contributions to the employee’s account of the Rollins 401(k) Savings plan; $202,449 of incremental costs to the Company for personal use of the Company’s airplane (calculated based on the actual variable costs to the Company for such usage); auto allowance and related vehicle expenses; incremental costs to the Company for use of the Company’s executive dining room; and use of Company storage space.

Mr. Paul E. Northen:	$12,825 of Company contributions to the employee’s account of the Rollins 401(k) Savings plan; auto allowance and related vehicle expenses.

Mr. R. Randall Rollins:

$12,825 of Company contributions to the employee’s account of the Rollins 401(k) Savings plan; $6,963 of incremental costs to the Company for personal use of the Company’s airplane (calculated based on the actual variable costs to the Company for such usage); auto allowance and related vehicle expenses; incremental costs to the Company for use of the Company’s executive dining room; and use of Company storage space.

Mr. John F. Wilson:	$12,825 of Company contributions to the employee’s account of the Rollins 401(k) Savings plan; auto allowance and related vehicle expenses.

Ms. Elizabeth B. Chandler:	$13,544 of Company contributions to the employee’s account of the Rollins 401(k) Savings plan; and auto allowance and related vehicle expenses.

Mr. Jerry E. Gahlhoff Jr.:	$11,909 of Company contributions to the employee’s account of the Rollins 401(k) Savings plan; auto allowance and related vehicle expenses.
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Pay Ratio Disclosure

Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer (“PEO”). The Company’s PEO is Mr. Gary W. Rollins. The purpose of the required disclosure is to provide a measure of the equitability of pay within the organization. The Company believes its compensation philosophy and process yield an equitable result.

Median Employee annual total compensation for 2020	$46,121
Mr. Gary W. Rollins (“PEO”) annual total compensation for 2020	$5,475,194
Ratio of PEO to Median Employee Compensation for 2020	118.7:1

The median employee was re-identified in 2019 due to a change in employee population as a result of our acquisition of Clark Pest Control of Stockton, Inc. on April 30, 2019, which resulted in a meaningful change to our employee population.

In determining the median employee, a listing was prepared of all employees as of October 31, 2019, including full-time and seasonal or temporary workers employed by the Company or its consolidated subsidiaries, but excluding the PEO. As permitted by SEC rules, under the 5% “de minimus” exception, we excluded employees from our foreign subsidiaries in Australia, United Kingdom, and Singapore, which combined were less than 5% of our total employees. Employees on leave of absence were also excluded, part-time employees were excluded, and wages and salaries were annualized for those employees that were not employed for the full year of 2019. The median employee was selected from the annualized list. For simplicity, the value of the Company’s 401(k) plan and medical benefits provided was excluded as all employees, including the PEO, are offered the exact same benefits and the Company utilizes the Internal Revenue Service safe harbor provision for 401(k) discrimination testing. As of December 31, 2020, the Company employed 15,616 persons of whom 520 were employed in Australia, the United Kingdom, and Singapore.

The pay ratio disclosure presented above is a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, our pay ratio disclosure may not be comparable to the pay ratios reported by other companies.

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GRANTS OF PLAN-BASED AWARDS IN 2020

The shares of Common Stock disclosed in the table below represent grants of restricted Common Stock under our Stock Incentive Plan awarded in fiscal year 2020 to the executives and our former Chairman of the Board, R. Randall Rollins, all named in our Summary Compensation Table. All grants of restricted Common Stock vest one-fifth per year beginning on the second anniversary of the grant date. Restricted shares have full voting and dividend rights. However, until the shares vest, they cannot be sold, transferred or pledged. Should the executive leave the Company’s employment for any reason prior to the vesting dates (other than due to death or disability), the unvested shares will be forfeited. We have not issued any stock options in the past three fiscal years and have no immediate plans to issue additional stock options.

			Estimated Possible Payouts Under			Awards:	Fair
			Non-Equity Incentive Plan Awards			Number of Shares	Value of Stock
			Threshold	Target	Maximum	of Stock or Units	and Options
Name	Grant Date		($)	($)	($)	(#)	Awards (3)
Gary W. Rollins	1/28/2020	(2)	1	1,175,000	1,175,000	116,250	2,846,575

Paul Edward Northen	1/28/2020	(2)	1	345,000	431,250	30,000	734,600

R. Randall Rollins(1)	1/28/2020	(2)	1	1,000,000	1,150,000	105,000	2,571,100

John F. Wilson	1/28/2020	(2)	1	875,000	1,006,250	60,000	1,469,200

Jerry E. Gahlhoff Jr.	1/28/2020	(2)	1	302,164	349,917	16,050	393,011

Elizabeth B. Chandler	1/28/2020	(2)	1	212,500	276,250	22,500	550,950

(1)	Mr. R. Randall Rollins’ restricted shares vested upon his passing on August 17, 2020.

(2)	These amounts represent possible payouts of awards granted under the 2018 Cash Incentive Plan in January 2020. The payment of actual awards was approved in January 2021. The amounts of the actual payments are included in the Summary Compensation Table. Given Mr. Gary W. Rollins’ salary increase in October 2020, his earned bonus exceeded the maximum amount originally set forth in the 2018 Cash Incentive Plan by $20,300, so the Compensation Committee, per its authority to amend the plan at any time and for any reason, waived the maximum amount in approving his 2020 cash incentive bonus amount of $1,170,300.

(3)	These amounts represent aggregate grant date fair value for grants of restricted Common Stock awarded in fiscal year 2020 under our Stock Incentive Plan computed in accordance with ASC Topic 718. Please refer to Note 17 to our Financial Statements contained in our 2020 Form 10-K for a discussion of assumptions used in this computation. Our 2020 Form 10-K has been included in our Annual Report and provided to our stockholders.

There are no agreements or understandings between the Company and any executive officer that guarantee continued employment or guarantee any level of compensation, including incentive or bonus payments, or severance payments, to the executive officer. All of the named executive officers participated in the Company’s Cash Incentive Plan. Bonus awards under the 2018 Cash Incentive Plan provide participants an opportunity to earn an annual bonus in a maximum amount of 115 percent of base salary under or $1,150,000 per individual per year, whichever is less. Under the 2018 Cash Incentive Plan, whether a bonus is payable, and the amount of any bonus payable, is contingent upon achievement of certain performance goals, which are set in the annual program adopted under the plan. For 2020, these performance goals were measured by obtaining specific levels of the following: revenue to plan growth and pre-tax profit to plan growth of the Company. Messrs. John F. Wilson, Jerry E. Gahlhoff Jr., Paul E. Northen, and Ms. Elizabeth B. Chandler also participate in an individual Key Operating Initiative and may receive a bonus for achievement of the initiative. The Compensation Committee set a maximum award for fiscal year 2020 of 115 percent of the executive’s base salaries for Messrs. Gary W. Rollins, and John F. Wilson. Mr. Paul E. Northen had a maximum award of 75 percent of his base salary for fiscal year 2020. Mr. Jerry E. Gahlhoff Jr. had a maximum award of 88.4 percent and Ms. Elizabeth B. Chandler has a maximum award of 65 percent of her base salary for fiscal year 2020.

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On January 28, 2021, the Compensation Committee approved The Performance-Based Incentive Cash Compensation Plan for Executive Officers (the “2021 Cash Incentive Plan” ), which replaced and superseded the 2018 Cash Incentive Plan. Under the 2021 Cash Incentive Plan, executive officers of the Company will be entitled to receive bonuses up to 150% of their base salaries upon achievement of bonus performance goals, which shall be the Company’s achievement of pre-established performance goals in one or more of the following three targeted financial measures: revenue to plan, pretax profit plan achievement, and key operating initiatives. The bonus performance goals will continue to be pre-established each year by the Compensation Committee for all executive officers and measured annually by obtaining specific levels of the following: revenue to plan, pre-tax profit plan achievement, and key operating initiatives. No bonuses will be payable under the 2021 Cash Incentive Plan if the goals are not approved by the Compensation Committee within 90 days after the commencement of the performance period to which such goals relate. The Company believes that the incentive-related provisions provide performance incentives that are and will be beneficial to the Company and its stockholders. Unless sooner amended or terminated by the Compensation Committee, the 2021 Cash Incentive Plan will be in place until April 28, 2026.

The named executive officers while employed are also eligible to receive options and restricted stock under the Company’s stock incentive plan, in such amounts and with such terms and conditions as determined by the Compensation Committee at the time of grant. All of the executive officers are eligible to participate in the Company’s Deferred Compensation Plan. The executive officers participate in the Company’s regular employee benefit programs, including the 401(k) Plan with Company match, group life insurance, group medical and dental coverage and other group benefit plans. The Deferred Compensation Plan provides that participants may defer up to 50% of their base salary and up to 85% of their annual bonus with respect to any given plan year, subject to a $2,000 per plan year minimum. The Company may make discretionary credits to participant accounts but has not done so since 2011.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The Company does not have any outstanding option awards to the executives named in our Summary Compensation Table. The table below sets forth the total number of restricted shares of Common Stock outstanding at December 31, 2020 and held by the executives named in our Summary Compensation Table but which have not yet vested, together with the market value of these unvested shares based on the $39.07 the closing price of our Common Stock on December 31, 2020.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Gary W. Rollins	—	—	—	—	493,500	19,281,045
Paul E. Northen	—	—	—	—	121,800	4,758,726
R. Randall Rollins(1)	—	—	—	—	—	—
John F. Wilson	—	—	—	—	248,100	9,693,267
Jerry E. Gahlhoff Jr.	—	—	—	—	69,450	2,713,412
Elizabeth B. Chandler	—	—	—	—	57,270	2,237,539

1.	Mr. R. Randall Rollins’ restricted shares vested upon his passing on August 17, 2020.
2.	The Company has granted time-lapse restricted shares for the named executive officers that vest 20% annually beginning on the second anniversary of the grant date.
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Shares of the restricted stocks granted to the executive officers that have not fully vested as of December 31, 2020 are summarized in the table that follows:

Name	Number of shares Granted	Grant Date	Date fully vested
Gary W. Rollins	141,750	1/27/2015	1/27/2021
	141,750	1/26/2016	1/26/2022
	141,750	1/24/2017	1/24/2023
	130,500	1/23/2018	1/23/2024
	102,750	1/22/2019	1/22/2025
	116,250	1/28/2020	1/28/2026
Paul E. Northen	33,750	2/24/2015	2/24/2021
	28,125	1/26/2016	1/26/2022
	33,750	1/24/2017	1/24/2023
	33,750	1/23/2018	1/23/2024
	26,550	1/22/2019	1/22/2025
	30,000	1/28/2020	1/28/2026
R. Randall Rollins(1)	—	—	—
John F. Wilson	67,500	1/27/2015	1/27/2021
	67,500	1/26/2016	1/26/2022
	67,500	1/24/2017	1/24/2023
	67,500	1/23/2018	1/23/2024
	53,100	1/22/2019	1/22/2025
	60,000	1/28/2020	1/28/2026
Elizabeth Chandler	13,500	1/27/2015	1/27/2021
	9,000	1/26/2016	1/26/2022
	9,450	1/24/2017	1/24/2023
	13,500	1/23/2018	1/23/2024
	12,000	1/22/2019	1/22/2025
	22,500	1/28/2020	1/28/2026
Jerry E. Gahlhoff Jr.	27,000	1/27/2015	1/27/2021
	18,000	1/26/2016	1/26/2022
	20,250	1/24/2017	1/24/2023
	18,000	1/23/2018	1/23/2024
	14,250	1/22/2019	1/22/2025
	16,050	1/28/2020	1/28/2026

1.	Mr. R. Randall Rollins’ restricted shares vested upon his passing on August 17, 2020.
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OPTION EXERCISES AND STOCK VESTED

The following table sets forth:

•	the number of shares of Common Stock acquired by the executives named in the Summary Compensation Table upon the exercise of stock options during the fiscal year ended December 31, 2020.
•	the aggregate dollar amount realized on the exercise date for such options computed by multiplying the number of shares acquired by the difference between the market value of the shares on the exercise date and the exercise price of the options;
•	the number of shares of restricted Common Stock acquired by the executives named in the Summary Compensation Table upon the vesting of shares during the fiscal year ended December 31, 2020.
•	the aggregate dollar amount realized on the vesting date for such restricted stock computed by multiplying the number of shares which vested by the market value of the shares on the vesting date.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Gary W. Rollins	—	—	93,000	3,393,012
Paul E. Northen	—	—	17,250	643,860
R. Randall Rollins(1)	—	—	380,500	19,333,593
John F. Wilson	—	—	45,000	1,641,870
Jerry E. Gahlhoff Jr.	—	—	14,700	536,379
Elizabeth B. Chandler	—	—	7,860	286,861

1.	Mr. R. Randall Rollins’ restricted shares vested upon his passing on August 17, 2020.
31

PENSION BENEFITS

The Company’s Retirement Income Plan, a trustee defined benefit pension plan, provided monthly benefits upon retirement at or after age 65 to eligible employees. In the second quarter of 2005, the Company’s Board of Directors approved a resolution to cease all future retirement benefit accruals under the Retirement Income Plan effective June 30, 2005. During September 2019, the Company settled its fully-funded pension plan through a combination of lump sum payments to participants, payments to the Pension Benefit Guaranty Corporation (PBGC), and the purchase of a group annuity contract. Retirement income benefits were based on the average of the employee’s compensation from the Company for the five consecutive complete calendar years of highest compensation during the last ten consecutive complete calendar years (“final average compensation”) immediately preceding June 30, 2005. The estimated annual benefit payable at the later of retirement or age 65 is $0 for Mr. Gary W. Rollins, $0 for Mr. Paul E. Northen, $54,706 for Mr. R. Randall Rollins after his passing in August 2020, $0 for Mr. John F. Wilson, $0 for Ms. Elizabeth B. Chandler and $0 for Mr. Jerry E. Gahlhoff Jr.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Gary W. Rollins(1)	Pension Plan	36	—	—
Paul E. Northen	Pension Plan	—	—	—
R. Randall Rollins(2)	Pension Plan	22	—	54,706
John F. Wilson	Pension Plan	9	—	—
Elizabeth B. Chandler	Pension Plan	—	—	—
Jerry E. Gahlhoff Jr.	Pension Plan	—	—	—
(1)	Pursuant to a Qualified Domestic Relations Order, during 2013 Mr. Gary W. Rollins’ retirement income benefit was awarded in its entirety to his former spouse.
(2)	Mr. R. Randall Rollins has no further benefit after his passing on August 17, 2020.
32

NONQUALIFIED DEFERRED COMPENSATION

On June 13, 2005, the Company approved the Rollins, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”) that is designed to comply with the provisions of the American Jobs Creation Act of 2004 (including Section 409A of the Internal Revenue Code). The Deferred Compensation Plan provides that employees eligible to participate in the Deferred Compensation Plan include those who are both members of a group of management or highly compensated employees selected by the committee administering the Deferred Compensation Plan. All of the named executive officers are eligible.

Name	Executive contributions in last FY ($) (1)	Registrant contributions in last FY ($) (2)	Aggregate earnings/(losses) in last FY ($)	Aggregate withdrawals/ distributions	Aggregate balance at last FYE ($)
Gary W. Rollins	—	—	10,385	—	107,264
Paul E. Northen	—	—	—	—	—
R. Randall Rollins	—	—	2,296	99,535	—
John F. Wilson	—	—	20,169	—	2,385,040
Jerry E. Gahlhoff Jr.	—	—	16,539		114,672
Elizabeth B. Chandler	—	—	—	—	—

(1)	Reflects the amounts related to the base salary for 2020, which have been deferred by the executive officers pursuant to the Deferred Compensation Plan, and the bonus compensation amounts deferred related to 2019 that were paid in 2020, which are included in the Summary Compensation Table on page 25.
(2)	Reflects the amounts for each of the named executive officers, which are reported as compensation to such named executive officer in the “All Other Compensation” column of the Summary Compensation Table on page 25.

The Deferred Compensation Plan provides that participants may defer up to 50% of their base salary and up to 85% of their annual bonus with respect to any given plan year, subject to a $2,000 per plan year minimum. The Company may make discretionary contributions to participant accounts.

Under the Deferred Compensation Plan, salary and bonus deferrals are fully vested. Any discretionary contributions are subject to vesting in accordance with the matching contribution-vesting schedule set forth in the Rollins 401(k) Savings Plan in which a participant participates.

Accounts will be credited with hypothetical earnings, and/or debited with hypothetical losses, based on the performance of certain “Measurement Funds.” Account values are calculated as if the funds from deferrals and Company credits had been converted into shares or other ownership units of selected Measurement Funds by purchasing (or selling, where relevant) such shares or units at the current purchase price of the relevant Measurement Fund at the time of the participant's selection. Deferred Compensation Plan benefits are unsecured general obligations of the Company to the participants, and these obligations rank in parity with the Company's other unsecured and unsubordinated indebtedness. The Company has established a “rabbi trust,” which it uses to voluntarily set aside amounts to indirectly fund any obligations under the Deferred Compensation Plan. To the extent that the Company's obligations under the Deferred Compensation Plan exceed assets available under the trust, the Company would be required to seek additional funding sources to fund its liability under the Deferred Compensation Plan.

Generally, the Deferred Compensation Plan provides for distributions of any deferred amounts upon the earliest to occur of a participant's death, disability, retirement or other termination of employment (a “Termination Event”). However, for any deferrals of salary and bonus (but not Company contributions), participants would be entitled to designate a distribution date which is prior to a Termination Event. Generally, the Deferred Compensation Plan allows a participant to elect to receive distributions under the Deferred Compensation Plan in installments or lump-sum payments.

33

401(k) PLAN

The Company maintains the Rollins 401(k) Savings Plan, a defined contribution qualified retirement plan (the “401(k) Plan”). Participants in the 401(k) Plan may make before-tax and Roth after-tax contributions, subject to IRS limits, and the Company makes matching contributions. Participants may also make rollover contributions to the 401(k) Plan. Previously, participants were permitted to make non-Roth after-tax contributions. The full amount of a participant’s vested benefit is payable upon his termination of employment, retirement, total and permanent disability, death or age 59½. The forms of benefit payment under the 401(K) Plan are dependent upon the vested account balance. If the participant’s vested account balance is greater than $1,000 up to and including $5,000 upon termination of employment, a participant may roll their distribution into another qualified plan or an individual retirement plan of their choice, or it will be rolled into a Prudential individual retirement account. If the account balance is equal to or less than $1,000, the participant may roll their vested balance into another qualified plan or take a lump sum distribution. If the participant’s account balance is greater than $5,000 upon termination of employment, they can leave their funds in the Plan, take a full or partial lump sum distribution, take systematic distributions or roll their vested assets into another qualified plan or individual retirement account. A participant may withdraw before-tax and Roth contributions upon specified instances of financial hardship. A participant may withdraw all or any portion of their non-Roth after-tax account and rollover account at any time. Amounts contributed by the Company to the accounts of Named Executives as matching contributions under the 401(k) Plan are included in the “All Other Compensation” column of the Summary Compensation Table on page 25.

34

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table describes the potential payments and benefits under the Company’s compensation and benefit plans and arrangements to which the named executive officers would be entitled upon termination of employment. There are no other agreements, arrangements or plans that entitle executive officers to severance, perquisites, or other enhanced benefits upon termination of their employment, except as described below. Any agreement to provide additional payments or benefits to a terminating executive officer would be in the discretion of the Compensation Committee. The executive officers are not entitled to additional benefits at death or disability per the terms of the defined benefit plan. The amounts payable at retirement are disclosed in the “Pension Benefits” section on page 32. The executive officers can choose to receive the amounts accumulated in the Deferred Compensation Plan either as a lump sum or in installments at retirement, death or disability. These amounts have been disclosed under the “Nonqualified Deferred Compensation” section on page 33. The table below shows the incremental restricted shares that would become vested as of December 31, 2020, at the closing market price of $39.07 per share for our Common Stock, as of that date, in the case of retirement, death, disability or change in control.

35

		Stock Awards
Name		Number of shares underlying unvested stock (#)	Unrealized value of unvested stock ($)
Gary W. Rollins	Retirement	—	—
	Death	493,500	19,281,045
	Disability	231,270	9,035,751
	Change in Control	493,500	19,281,045
Paul E. Northen	Retirement	—	—
	Death	121,800	4,758,726
	Disability	55,190	2,156,257
	Change in Control	121,800	4,758,726
John F. Wilson	Retirement	—	—
	Death	248,100	9,693,267
	Disability	114,254	4,463,910
	Change in Control	248,100	9,693,267
Elizabeth B. Chandler	Retirement	—	—
	Death	57,270	2,237,539
	Disability	21,835	853,077
	Change in Control	57,270	2,237,539
Jerry E. Gahlhoff Jr.	Retirement	—	—
	Death	69,450	2,713,412
	Disability	33,160	1,295,577
	Change in Control	69,450	2,713,412

Accrued Pay and Regular Retirement Benefits. The amounts shown in the table on page 36 do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:

•	Accrued salary and vacation pay
•	Distributions of plan balances under the 401(k) plan, as described on page 34
•	Nonqualified Deferred Compensation

Change in Control or Severance. The Company does not have any severance for its executive officers. However, upon the occurrence of a “Change in Control,” as determined by the Board of Directors, all unvested time-lapse restricted stock shall immediately vest.

36

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

A group that includes the Company’s Chairman and Chief Executive Officer, Gary W. Rollins, and certain companies under his control possess in excess of fifty percent of the Company’s voting power. Please refer to the discussion on pages 12-36 under the heading, “Corporate Governance and Board of Directors’ Committees and Meetings, Director Independence and NYSE Requirements, Controlled Company Exemption.” The group discussed above also controls in excess of fifty percent of the voting power of RPC, Inc. and Marine Products, Inc. All of the Company’s directors, with the exception of Mr. Henry B. Tippie, Dr. Thomas J. Lawley, and John F. Wilson, are also directors of RPC, Inc. and Marine Products Corporation.

Our Code of Business Ethics and Related Party Transactions Policy for Executive Officers and Directors provides that related party transactions, as defined in Regulation S-K, Item 404(a), must be reviewed, approved and/or ratified by our Nominating and Corporate Governance Committee. As set forth in our Code, our Nominating and Corporate Governance Committee has the responsibility to ensure that it only approve or ratify related party transactions that are in compliance with applicable law, consistent with the Company’s corporate governance policies (including those relative to conflicts of interest and usurpation of corporate opportunities) and on terms that are deemed to be fair to the Company. The Committee has the authority to hire legal, accounting, financial or other advisors, as it may deem necessary or desirable and/or to delegate responsibilities to executive officers of the Company in connection with discharging its duties. A copy of the Code is available at our website (www.rollins.com) under the heading “Investor Relations – Corporate Governance.”

The Company provides certain administrative services to RPC, Inc. (“RPC”) (a company of which Mr. Gary Rollins is also Chairman, and which is otherwise affiliated with the Company). The service agreements between RPC and the Company provide for the provision of services on a cost reimbursement basis and are terminable on six months’ notice. The services covered by these agreements include administration of certain employee benefit programs and other administrative services. Charges to RPC (or to corporations which are subsidiaries of RPC) for such services and rent totaled approximately $0.1 million for each of the years ended December 31, 2020, 2019, and 2018.

The Company rents office, hanger and storage space to LOR, Inc. (“LOR”) (a company controlled by Gary W. Rollins). Charges to LOR (or corporations which are subsidiaries of LOR) for rent totaled $1.0 million for the year ended December 31, 2020, $0.8 million for the year ended December 31, 2019 and $0.9 million for the year ended 2018.

In 2014, P.I.A. LLC, a company owned by the former Chairman of the Board of Directors, R. Randall Rollins, purchased a Lear Model 35A jet and entered into a lease arrangement with the Company for Company use of the aircraft for business purposes. The lease is terminable by either party on 30 days’ notice. The Company pays $100.00 per month rent for the leased aircraft, and pays all variable costs and expenses associated with the leased aircraft, such as the costs for fuel, maintenance, storage and pilots. The Company has the priority right to use of the aircraft on business days, and Mr. Rollins had the right to use the aircraft for personal use through the terms of an Aircraft Time Sharing Agreement with the Company. During the years ended December 31, 2020 and 2019, the Company paid approximately $0.6 million and $0.9 million in rent and operating costs for the aircraft, respectively. During 2020, the Company accounted for 100 percent of the use of the aircraft.

On January 24, 2018, the Company pledged a charitable gift of $0.7 million to Emory University Hospital Midtown. The amount is being paid in equal annual installments over the five years ending 2023. Dr. Lawley recused himself from the Board of Director’s approval of the gift agreement.

On December 1, 2019, Orkin, a subsidiary of the Company, entered into a franchise agreement with Wilson Pest Management, Inc. The franchisee is owned 100% by John F. Wilson IV. The Company received a total of approximately $0.8 million, which included payment for the franchise and an initial franchise fee of seventy-five thousand dollars in connection with the transaction. The franchise agreement provides for a monthly royalty fee of 9.0% of the franchisee’s reported income. John Wilson IV is the son of John F. Wilson, Vice Chairman of the Company. The Company approved the agreement in accordance with its Related Party Transactions policy. During the year ended December 31, 2020, the royalty fee paid to Orkin was $0.1 million.

All of the above related party transactions were reviewed, approved or ratified by the Company’s Nominating and Corporate Governance Committee of the Board of Directors.

37

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Auditor

Grant Thornton LLP has served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2020 and 2019.

The Audit Committee has appointed Grant Thornton LLP as Rollins, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2021. Grant Thornton LLP has served as the Company’s independent auditors for many years and is considered by management to be well qualified. Representatives of Grant Thornton LLP are expected to be present at the annual meeting and they will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Audit Fees

	2020	2019
Audit Fees(1)	$1,850,000	$1,700,000
Audit-Related Fees	—	—
All Other Fees	—	—
Total	$1,850,000	$1,700,000

(1)	Audit fees represent fees for professional services provided in connection with the audit of our internal control over financial reporting, audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

Pre-approval of Services

All of the services described above were pre-approved by the Company’s Audit Committee. The Audit Committee has determined that the payments made to its independent registered public accounting firm for these services are compatible with maintaining such auditors’ independence. All of the hours expended on the principal accountant’s engagement to audit the financial statements of the Company for the years 2020 and 2019 were attributable to work performed by full-time, permanent employees of the principal accountant. The Committee has no pre-approval policies or procedures other than as set forth below.

The Audit Committee is directly responsible for the appointment and termination, compensation, and oversight of the work of the independent registered public accounting firm, including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting. The Audit Committee is responsible for pre-approving all audit and non-audit services provided by the independent public accountants and ensuring that they are not engaged to perform the specific non-audit services proscribed by law or regulation. The Audit Committee has delegated pre-approval authority to its Chairman with the stipulation that his decision is to be presented to the full Audit Committee at its next scheduled meeting.

38

STOCKHOLDER PROPOSALS

Appropriate proposals of stockholders intended to be presented at the Company’s 2022 Annual Meeting of the Stockholders must be received by the Company by November 15, 2021 in order to be included, pursuant to Rule 14a-8 promulgated under the Exchange Act in the proxy statement and form of proxy relating to that meeting. With regard to such stockholder proposals, if the date of the next annual meeting of stockholders in 2022 is advanced or delayed more than 30 calendar days from the date of this year’s annual meeting, the Company will, in a timely manner, inform its stockholders of the change and of the date by which such proposals must be received. Stockholders desiring to present business at the 2022 Annual Meeting of Stockholders outside of the stockholder proposal rules of Rule 14a-8 of the Securities Exchange Act of 1934 and instead pursuant to Article Twenty-Seventh of the Company’s by-laws must prepare a written notice regarding such proposal addressed to Secretary, Rollins, Inc., 2170 Piedmont Road, N.E., Atlanta, Georgia 30324, which must be delivered to or mailed and received at the aforementioned address no later than January 27, 2022 and no earlier than December 18, 2021. Stockholders should consult the by-laws for other specific requirements related to such notice and proposed business.

With respect to stockholder nomination of directors, the Company’s by-laws provide that nominations for the election of directors may be made by any stockholder entitled to vote for the election of directors. Nominations must comply with an advance notice procedure which generally requires with respect to nominations for directors for election at an annual meeting, that written notice be addressed to: Secretary, Rollins, Inc., 2170 Piedmont Road, N.E., Atlanta, Georgia 30324, and be received not less than 90 nor more than 130 days prior to the anniversary of the prior year’s annual meeting and set forth, among other requirements specified in the by-laws, the name, age, business address and, if known, residence address of the nominee proposed in the notice, the principal occupation or employment of the nominee for the past five years, the nominee’s qualifications, the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and any other information relating to the person that would be required to be disclosed in a proxy statement or other filings. Other specific requirements related to such notice, including required disclosures concerning the stockholder intending to present the nomination, are set forth in the Company’s by-laws. Notices of nominations must be received by the Secretary of the Company no later than January 27, 2022 and no earlier than December 18, 2021, with respect to directors to be elected at the 2022 Annual Meeting of Stockholders.

EXPENSES OF SOLICITATION

The Company will bear the solicitation cost of proxies. Upon request, the Company will reimburse brokers, dealers and banks, or their nominees, for reasonable expenses incurred in forwarding copies of the proxy materials to their beneficial stockholders of record. Proxies also may be solicited in person or by telephone, facsimile or other means by our directors, officers and regular employees. These individuals will receive no additional compensation for these services. The Company has retained Georgeson, LLC to conduct proxy solicitation and other proxy services for an estimated fee of approximately $7,500 plus shipping expenses.

ANNUAL REPORT

Our Annual Report as of and for the year ended December 31, 2020 is being provided to you with this proxy statement. The Annual Report includes our 2020 Form 10-K (without exhibits). The Annual Report is not considered proxy-soliciting material.

FORM 10-K

On written request of any record or beneficial stockholder, we will provide, free of charge, a copy of our 2020 Form 10-K, which includes the consolidated financial statements. Requests should be made in writing and addressed to: Paul E. Northen, Senior Vice President, Chief Financial Officer and Treasurer, Rollins, Inc., 2170 Piedmont Road, N.E., Atlanta, Georgia 30324. We will charge reasonable out-of-pocket expenses for the reproduction of exhibits to our 2020 Form 10-K should a stockholder request copies of such exhibits.

39

OTHER MATTERS

Our Board of Directors knows of no business other than the matters set forth herein, which will be presented at the meeting. Since matters not known at this time may come before the meeting, the enclosed proxy gives discretionary authority with respect to such matters as may properly come before the meeting and it is the intention of the persons named in the proxy to vote in accordance with their judgment on such matters.

By Order of the Board of Directors

Elizabeth B. Chandler
Secretary

Atlanta, Georgia
March 15, 2021
40

Rollins, Inc. Notice of 2021 Annual Meeting of Shareholders 2170 Piedmont Road, N.E., Atlanta, Georgia 30324 Proxy Solicited by Board of Directors for Annual Meeting – April 27, 2021 The undersigned stockholder(s) hereby appoints Gary W. Rollins and John F. Wilson, and either of them, as proxies to appoint their substitute, and hereby authorize(s) them to represent and to vote, as undersigned on the reversed side of this proxy, all of the shares of the common stock of Rollins, Inc. that the stockholder(s) are entitled to vote at the Annual Meeting of Stockholders to be held at 12:30 P.M., Eastern Time on April 27, 2021, at 2170 Piedmont Road, N.E., Atlanta, Georgia 30324, and at any adjournments or postponements thereof. THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” EACH OF THE NOMINEES NAMED IN PROPOSAL 1, AND “FOR” PROPOSALS 2 AND 3. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR JUDGMENT UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF. (PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.) Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held April 27, 2021. The Proxy Statement is available at: http://www.viewproxy.com/ROL/2021. PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

 PLEASE MARK YOUR VOTE IN BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN o o o Proposals - The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. FOR AGAINST ABSTAIN o o o SCAN TO VIEW MATERIALS & VOTEw CONTROL NUMBER Please sign exactly as name(s) appears herein. Joint owners should each sign. When signing as attorneys, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title. 1. Election of the three Class II nominees to the Board of Directors to serve for a term of three years: 01 - Gary W. Rollins 02 - Harry J. Cynkus 03 - Pamela R. Rollins 2. To ratify the appointment of Grant Thornton LLP as independent registered public accounting firm of the Company for fiscal year ending December 31, 2021. 3. To amend the Restated Certificate of Incorporation of the Company to increase the total number of authorized shares of capital stock from 550,500,000 shares to 800,500,000 shares, such that authorized shares of common stock would be increased from 550,000,000 to 800,000,000 and authorized shares of preferred stock would remain 500,000. 2. To ratify the appointment of Grant Thornton LLP as independent registered public accounting firm of the Company for fiscal year ending December 31, 2021. 3. To amend the Restated Certificate of Incorporation of the Company to increase the total number of authorized shares of capital stock from 550,500,000 shares to 800,500,000 shares, such that authorized shares of common stock would be increased from 550,000,000 to 800,000,000 and authorized shares of preferred stock would remain 500,000. CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone INTERNET Vote Your Proxy on the Internet: Go to www.AALvote.com/ROL Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Proxy by Phone: Call 1 (866) 804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. WITHHOLD FOR PLEASE MARK YOUR VOTE IN BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN SCAN TO VIEW MATERIALS & VOTE CONTROL NUMBER PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. DO NOT PRINT IN THIS AREA (Stockholder Name & Address Data) IN PERSON Vote Your Proxy: You may vote your shares in person at the 2021 Annual Meeting on April 27, 2021, at 12:30 p.m. (local time) at the Rollins, Inc. Corporate Offices at 2170 Piedmont Road, N.E., Atlanta, GA 30324. Vote by 11:59 p.m. ET on April 26, 2021.